                                                                   EXHIBIT 10.15

                               SUBLEASE AGREEMENT

      THIS SUBLEASE AGREEMENT ("Sublease") dated as of JAN. 13, 2003 is made by and between Trillium Digital Systems Canada, Ltd. ("Sublandlord") and OctigaBay Systems Corporation ("Subtenant"), who agree as follows:

                                    RECITALS

      A. Sublandlord is the tenant under an Office Lease (the "Master Lease") with 391102 B.C. Ltd. (the "Master Landlord"), which was originally, executed on March 5, 2001 between the Master Landlord and the Subtenant. The Master Lease, together with all of its amendments, is attached hereto as Exhibit "A." Under the Master Lease, Sublandlord leases approximately 35,983 rentable square feet of office space (the "Premises") located in Suites 300 and 400 of the building (the "Building") located at 4621 Canada Way, Burnaby, BC.

      B. Subtenant desires to sublease from Sublandlord a portion of the Premises (the "Subleased Premises"), which Subleased Premises are defined as Suite 300 (entire 3rd floor), 4621 Canada Way, Burnaby, BC and further described in the Sublease Summary attached hereto. Sublandlord has agreed to sublease the Subleased Premises to Subtenant on the terms, covenants and conditions stated in this Sublease, which includes any terms, covenants and conditions in the exhibits attached hereto.

      NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

      1. SUBLEASE. Sublandlord hereby subleases to Subtenant and Subtenant subleases from Sublandlord the Subleased Premises, subject to the terms, covenants, and conditions contained in this Sublease. Sublandlord and Subtenant agree that the Subleased Premises contain the rentable area as specified in the Sublease Summary.

      2. TERM. The term of this Sublease shall commence on the "Commencement Date" set forth in the Sublease Summary and, unless sooner terminated as provided in the Master Lease, will expire on the "Expiration Date" set forth in the Sublease Summary.

      3. BASIC RENT. Subtenant shall pay to Sublandlord as basic monthly rental for the Premises the amount set forth in Clause 6 of the Sublease Summary hereto (the "Basic Rent") in advance of the first day of each month. Basic Rent and Additional Expenses shall be payable to Sublandlord at the address set forth above and to the Attention of Lease Coordinator, or at such other places as Sublandlord may designate in writing.

      4. ADDITIONAL EXPENSES. In addition to the Basic Rent, Subtenant agrees to pay to Sublandlord any additional expenses ("Additional Expenses") identified in Clause 7 of the Sublease Summary hereto as being the responsibility of Subtenant.

      5. USE. Subtenant agrees to use the Subleased Premises in accordance with the purposes set forth in Clause 11 of the Sublease Summary hereto, and for no other purpose.

      6. MASTER LEASE. As applied to this Sublease, the words "Landlord" and "Tenant" in the Master Lease will be deemed to refer to Sublandlord and Subtenant, respectively, under this Sublease. The covenants, agreements, provisions, and conditions of the Master Lease -- to the extent that they relate to the Subleased Premises and to the extent that they are not inconsistent with the terms of this Sublease -- are made a part of and incorporated into this Sublease as if recited in full in this Sublease. As between the parties to this Sublease only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease will control.

            6.1. MASTER LANDLORD'S PERFORMANCE. Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Master Landlord by the terms of the Master Lease. Therefore, despite anything to the contrary in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations under this Sublease is conditioned on performance by the Master Landlord of its corresponding obligations under the Master Lease, and Sublandlord will not be liable to Subtenant for any default of the Master Landlord under the Master Lease, provided that the Master Landlord's failure to perform is not related to a default by the Sublandlord under the Master Lease and further provided that the Sublandlord is using all commercially reasonable efforts to cause the Master Landlord to perform such obligations.

            6.2 MASTER LANDLORD'S CONSENT. Whenever the consent of the Master Landlord is required by the Subtenant under the Master Lease, Sublandlord shall use all commercially reasonably efforts to obtain, at Subtenant's sole cost and expense, that consent on behalf of Subtenant.

            6.3 PRESERVATION OF MASTER LEASE. Sublandlord agrees to perform all of its obligations under the Master Lease and not to terminate or surrender the Master Lease voluntarily, or modify the Master Lease in a manner that adversely affects Subtenant's rights under this Sublease.

      7. VARIATIONS FROM MASTER LEASE. As between Sublandlord and Subtenant, the terms and conditions of the Master Lease are modified as stated below in this section 7:

            7.1 INSURANCE AND CONDEMNATION PROCEEDS. Despite anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, in the event of damage to or condemnation of the Subleased Premises, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease will be deemed to be the property of Sublandlord, and Sublandlord will have no obligation to rebuild or restore the Subleased Premises.

            7.2 NOTICES. Any notice required or permitted to be given under this Sublease shall be in writing and shall be by personal delivery or by mail. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight (48) hours following deposit in the mail, postage prepaid, whichever first occurs. At the date of execution of this Lease, the addresses of Sublandlord and Subtenant are as set forth above. After the Commencement Date, the address of Subtenant shall be the address of the Premises and Sublandlord may change its address by giving notice to Tenant in accordance with this section 7.2.

            7.3 AMOUNTS PAYABLE. All amounts payable under this Sublease by Subtenant are payable directly to Sublandlord.

            7.4 "AS-IS." Sublandlord will deliver the Subleased Premises to Subtenant in their current "as is" condition without warranty of any nature as to condition or otherwise.

            8.1. INDEMNITY BY SUBTENANT. Subtenant agrees to protect, defend, indemnify, and hold Sublandlord harmless from and against any and all liabilities, claims, demands, expenses, losses and damages (including reasonable attorney fees and costs), that may at any time be asserted against Sublandlord by (a) the Master Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions, or conditions contained in the Master Lease that Subtenant is obligated to perform under the provisions of this Sublease; or (b) any person as a result of Subtenant's use or occupancy of the Subleased Premises, except to the extent any of the foregoing is caused by the negligence or willful misconduct of Sublandlord. The provisions of this section
8.1 will survive the expiration or earlier termination of the Master Lease or this Sublease.

      8.2. INDEMNITY BY SUBLANDLORD. Sublandlord agrees to protect, defend, indemnify, and hold Subtenant harmless from and against any and all liabilities, claims, demands, expenses, losses and damages (including reasonable attorney fees and costs), that may at any time be suffered by the Subtenant due to a failure by the Sublandlord to perform its obligations under this Sublease, including without limitation, its obligation to maintain the Master Lease in good standing. The provisions of this section 8.2 will survive the expiration or earlier termination of the Master Lease or this Sublease.

      9. MASTER LANDLORD'S CONSENT: This Sublease and the obligations of the parties hereunder are expressly conditioned upon Sublandlord obtaining prior written consent hereto by Master Landlord. Sublandlord shall be responsible at its sole expense for obtaining such consent. Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Master Landlord in connection with Master Landlord's approval of the Sublease.

      10. BROKERAGE: Each party warrants and represents for the benefit of the other that it has had no dealings with any broker or agent in connection with this Sublease other than Royal LePage Commercial Inc. and Cushman & Wakefield of Illinois, Inc. representing the Sublandlord and Colliers Macaulay Nicolls Inc. representing Subtenant.

      11. SURRENDER: Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Subtenant's right to possession of the Subleased Premises, Subtenant will at once surrender and deliver up the Subleased Premises, together with all improvements thereon (excepting the Subtenant's furniture, trade fixtures and equipment and any other improvements the Subtenant elects at its option to remove), to Sublandlord in good condition and repair, subject to Clause 14(i) contained in the Sublease Summary.

      12. GENERAL PROVISIONS.

            12.1 TIME. Time is of the essence with respect to the obligations to be performed under this Sublease.

            12.2 SEVERABILITY. The invalidity of any provision of this Sublease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

            12.3 CHOICE OF LAW. This Sublease shall be construed and enforced in accordance with the laws of the Province of British Columbia.

            12.4 BINDING EFFECT. The covenants and agreement contained in this Sublease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Sublease is assignable.

            12.5 WAIVER. No waiver by Sublandlord or Subtenant of any provision hereof shall be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Sublease. No covenant, term or condition of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless the waiver is in writing signed by such party.

            12.6 ENTIRE AGREEMENT. This Sublease contains all understandings and agreements of the parties with respect to any matters mentioned herein and supersedes any prior or contemporaneous agreement or understanding. This Sublease may be modified in writing only, signed by the parties in interest at the time of the modification.

            12.7 EXHIBITS. All exhibits attached hereto are hereby incorporated herein and made a part hereof.

            12.8 EARLY POSSESSION. Subtenant will be granted early possession of the Subleased Premises effective the date of the execution of the Sublease by the Sublandlord and Subtenant and will be responsible for all its obligations under this Sublease subject to Clause 14(a) contained in the Sublease Summary.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first written above.

                                       SUBTENANT


                                       By: /s/ James E. Rottsolk
                                           ----------------------------------

                                       Title: CEO

                                       SUBLANDLORD

                                       By: /s/ Sunil K. Das
                                           ----------------------------------

                                       Title: Worldwide Real Estate Manager

As required under the terms of the Master Lease attached as Exhibit "A," the undersigned Master Landlord hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions contained in this Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent of Master Landlord to any other sublease. Master Landlord herby represents that (i) the Master Lease is in full force and effect; (ii) neither Master Landlord nor Sublandlord (referred to as Landlord and Tenant in the Master Lease) are in breach or default under the terms of the Master Lease; and
(iii) the copy of the Master Lease attached as Exhibit "A" is true and accurate, and constitutes the entire agreement between Master Landlord and Sublandlord concerning the Premises (known as the "Leased Premises" under the Master Lease).

Date: __________________________                       Master Landlord
                                                       391102 B.C. LTD.

                                           By: _________________________________

                                           Title: ______________________________

                                   EXHIBIT "A"

                       MASTER LEASE, INCLUDING AMENDMENTS

SUBLEASE SUMMARY

1.    SUBLANDLORD: Trillium Digital Systems Canada, Ltd.

2.    SUBTENANT: OctigaBay Systems Corporation

3. DESCRIPTION OF SUBLEASED PREMISES: Entire 3rd Floor, 4621 Canada Way, Burnaby, BC

4.    RENTABLE AREA OF SUBLEASED PREMISES BY SUBTENANT: 18,593 sq. ft.

5.    DEPOSIT: A cheque for Three (3) months Gross Rent inclusive of GST:
      $76,998.81 (the "Deposit") payable to the Sublandlord, shall be tendered within two (2) business days of the execution of the Sublease. The Deposit will be held by the Sublandlord and applied as provided for herein. The Deposit is to be credited in payment towards the first and last months Gross Rent due, inclusive of any applicable Goods and Services Tax. The remainder shall be held as security until the expiry of the Sublease term and returned to the Subtenant without deduction within fifteen (15) days of the expiry of the Sublease term to the extent it has not been applied on account of any default of the Subtenant.

6. BASIC RENT: The Basic Rent, plus any applicable Goods and Services Tax, shall be payable monthly in advance by the Subtenant on the first day of each month during the term to the Sublandlord. The Basic Rent shall be based on the Rentable Area of the Subleased Premises and measured in a manner prescribed by the Master Lease. The Basic Rent shall be calculated as follows:

May 1, 2003 to October 31, 2003:      -    Basic Rent Free on 10,000 square
                                           feet

                                      -    Gross Rent Free on 8,593 square
                                           feet

November 1, 2003 to October 31,       -    Ten Dollars ($10.00) per square foot
2004:                                      per annum based on 10,000 square
                                           feet

                                      -    Gross Rent Free on 8,593 square feet


November 1, 2004 to December          -    Ten Dollars ($10.00) per square foot
30, 2006:                                  per annum based on 18,593 square
                                           feet

      Note: For the purposes of this Sublease agreement Gross Rent is defined as Basic Rent plus Additional Expenses as defined in the Sublease.

7. ADDITIONAL EXPENSES: The Subtenant's proportionate share (based on Rentable Area of the Subleased Premises relative to the Rentable Area of the entire 3rd and 4th Floor of the Building) of operating costs and property taxes (including daily in-suite janitorial), currently estimated at Ten Dollars and Forty-two Cents ($10.42) per square foot for the 2003 fiscal year, plus Goods and Services Tax, shall be payable by the Subtenant to the Sublandlord as Additional Expenses as per the terms of the Sublease in addition to the Basic Rent and shall be calculated as follows:

May 1, 2003 to October 31, 2003:      -     Additional Expenses only on 10,000 square
                                            feet

                                      -     Gross Rent Free on 8,593 square feet

November 1, 2003 to October 31,       -     Additional Expenses in addition to Basic Rent
2004:                                       on 10,000 square feet

                                      -     Gross Rent Free on 8,593 square feet


November 1, 2004 to December          -     Additional Expenses in addition to Basic Rent
30, 2006:                                   on 18,593 square feet

8. OTHER EXPENSES: ALL operating expenses will be paid by Sublandlord except after- hours HVAC to the Subleased Premises, which cost will be borne by the Subtenant and may be billed directly to the Subtenant pursuant to the Master Lease.

9.    SUBLEASE COMMENCEMENT DATE: MAY 1, 2003.

10.   SUBLEASE EXPIRATION DATE: December 30, 2006.

11. USE OF SUBLEASED PREMISES: The Subtenant shall use the Subleased Premises for general office purposes and a development laboratory. The Subtenant acknowledges that the Master Landlord has the right under the Master Lease to restrict certain uses.

12. SIGNAGE: The Subtenant shall be entitled to two (2) entries on the Building directory as governed in accordance with the Master Lease. All further signage rights available to the Subtenant shall be pursuant to the Master Lease.

13.   BUILDING HOURS AND ACCESS: Pursuant to the Master Lease

14.   OTHER TERMS:

      a)    Early Possession

       Upon execution of the Sublease, the Subtenant shall have access to the Subleased Premises for the purposes of planning and the construction of its Leasehold Improvements, installing its wiring and to conduct its day to day business. During this period, the Subtenant shall not be obligated to pay any Basic Rent or Additional Expenses, but shall abide by all other terms of the Master Lease and Sublease.

      b)    Allowance

      The Sublandlord shall pay or the Sublandlord shall provide the authority to the Master Landlord to pay directly to the Subtenant, as a contribution towards the cost of the Leasehold Improvements, installed by or on behalf of the Subtenant, the sum of Twenty-Three Dollars ($23.00) multiplied by the Rentable Area of the Subleased Premises, plus Goods and Services Tax. The Leasehold Improvement Allowance shall be paid to the Subtenant on the Commencement Date of the Sublease Term, provided the Subtenant provides the Sublandlord with reasonable evidence of expenditure of the Leasehold Improvement Allowance on improvements that will benefit the Subleased Premises.

    c)    Sublandlord's Work

      The Sublandlord shall provide the Subleased Premises in a clean, vacant and broom swept condition.

    d)    Leasehold Improvements

      The Subleased Premises are leased on an "as is" basis. Any alterations the Subtenant wishes to carry out shall comply with the terms of the Master Lease and Sublease and the Subtenant shall obtain any applicable approvals of the local Municipal Authority and of the Master Landlord's architects, mechanical, electrical and structural consultants, at the Subtenant's cost.

    e)    Sublandlord's Options and Rights

      The Sublandlord waives and agrees not to exercise the following options and rights from the Master Lease pursuant to the 3rd floor of the
      Building: Option to Renew and Right of First Refusal to Lease.

    f)    Right Of First Refusal To Sublease Adjoining Space

      Provided the Subtenant has not been in material breach of the Sublease, the Sublandlord hereby grants to the Subtenant the right of first refusal to lease, during the Sublease Term, any portion of the Fourth (4th) floor of the Building that becomes available to be subleased on the terms and conditions of a bona fide offer to sublease acceptable to the Sublandlord. The Sublandlord shall deliver a true copy of any such bona fide offer to the Subtenant. The Subtenant shall have five (5) business days from such delivery within which to exercise this Right of First Refusal to sublease the offered space. This right may only be exercised, within such time, by the Subtenant delivering notice in writing of acceptance to the Sublandlord whereupon a binding agreement to sublease such premises shall exist between the Sublandlord and Subtenant on the terms and conditions contained in the said bona fide offer.

      If the Subtenant does not exercise its right to sublease the adjoining premises, such premises may thereafter be Subleased by the Sublandlord to the person identified in said bona fide offer and subject to the terms and conditions contained therein, but not otherwise, and failing subleasing as aforesaid the provisions of this section shall remain in force.

    g)    Parking

      The Sublandlord shall provide, at the Subtenant's cost, up to Seventy Four
      (74) random or reserved parking stalls in the Building at the prevailing market rates. The Subtenant shall specify the number of parking stalls it requires prior to the Commencement Date. The rental rates for stalls are subject to adjustment to comparable parking rates in the area and shall be paid directly to the Master Landlord or its agent.

    h)    Sub-Sublease/Assignment

      The Sublandlord acknowledges and agrees that the Subtenant, at anytime throughout the Sublease term, may assign this Sublease or Sub-Sublease the Subleased Premises. Written consent for any Sub-Sublease or Assignment shall be given by the Sublandlord within five (5) business days of receiving a letter of request to consent from the Subtenant and if no consent has been received during this period of time by the Subtenant then such consent shall have been deemed to have been given by the Sublandlord. Notwithstanding the above, the Subtenant may not assign the Sublease or Sub-Sublease the Subleased Premises without obtaining the consent of the Master Landlord in accordance with the Master Lease.

    i)    Restoration of Subleased Premises

      The Subtenant shall have no obligation to restore the Subleased Premises to shell condition at the end of the Sublease term.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease Summary as of the date first written in the Sublease.

      SUBLANDLORD

      By: /s/ Sunil K. Das
          --------------------------------

      Title: Worldwide Real Estate Manager

      SUBTENANT

      By: /s/ James E. Rottsolk
          --------------------------------

      Title: CEO

                              CONSENT TO SUBLETTING

THIS AGREEMENT dated the 20th day of January, 2003.

AMONG

                   391102 B.C. LTD. AND
                   DOMINION CONSTRUCTION AND DEVELOPMENT INC.
                   c/o Touchstone Property Management Ltd.
                   Suite 107 - 4585 Canada Way
                   Burnaby, British Columbia V5G 4L6

                   (the "Landlord")

AND:

                   TRILLIUM DIGITAL SYSTEMS CANADA, LTD.
                   c/o Trillium Digital Systems Inc.
                   12100 Wilshire Boulevard, Suite 1800
                   Los Angeles, California, USA 90025

                   (the "Sublandlord")

AND:

                   OCTIGABAY SYSTEMS CORPORATION
                   8644 Commerce Court
                   Burnaby, British Columbia, V5A 4N6

                   (the "Subtenant")

AND:

                   INTEL CORPORATION
                   4501 South Dobson Road, OC2-151
                   Chandler, Arizona, USA 85048

                   (the "Indemnifier")

WHEREAS:

(A) By a Lease made the 5th day of March, 2001 (the "Lease"), the Landlord did demise and lease to the Sublandlord those premises being more particularly described in Schedule A attached to the Lease (the "Leased Premises") for a term of Five (5) years (the "Term") commencing on January 1, 2002and expiring on December 31, 2006, upon the terms and conditions contained in the Lease;

(B) Pursuant to a sublease made the 13th day of January, 2003 (the "Sublease") the Sublandlord has agreed to sublease the Leased Premises to the Subtenant effective the 1st day of May, 2003 on the terms and conditions contained in the Sublease, subject to the consent of the Landlord thereto as required under the Lease;

(C) By an indemnity agreement made the 5th day of March, 2001 (the "Indemnity Agreement") the Indemnifier agreed with the Landlord to indemnify the Sublandlord's obligations under the Lease on the terms and conditions contained in the Indemnity Agreement;

(D) The Landlord has agreed to consent to the Sublease on the terms and conditions contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the Landlord's consent herein contained and other good and valuable consideration, the parties agree as follows:

1. The Landlord hereby consents to the subletting of the Leased Premises by the Sublandlord to the Subtenant pursuant to the terms of the Sublease for a term commencing on the 1st day of May, 2003 and expiring on the 30th day of December, 2006 (the "Sublease Term"), subject to the performance and observance of the terms, covenants and conditions in the Lease (save only for payment of Minimum Rent reserved in the Lease) and subject to the Subtenant using the Leased Premises only for the purposes permitted by the Lease. This consent is given upon the basis that the Landlord does not acknowledge or approve of any of the terms of the Sublease between the Subtenant and the Sublandlord except for the said subletting itself.

2. The Subtenant hereby confirms that it accepts the current state of repair of the Leased Premises and covenants and agrees with the Landlord to observe, comply with and perform all terms, covenants and conditions in the Lease insofar as they are applicable to the Leased Premises during all of the Sublease Term and any renewals or extensions thereof (save only for payment of the Minimum Rent reserved therein) as and when the same are to be performed by the tenant thereunder pursuant to the terms of the Lease, including without limitation, all of the repair and restoration obligations set forth in the Lease arising after the commencement of the Sublease Term. The Subtenant acknowledges that it has received and reviewed a copy of the Lease.

      "NOTWITHSTANDING THE ABOVE, THE SUBLANDLORD ACKNOWLEDGES THAT THE SUBTENANT SHALL HAVE NO OBLIGATION TO RESTORE THE SUBLEASED PREMISES TO SHELL CONDITION AT THE END OF

      THE SUBLEASE TERM AND WILL INDEMNIFY THE SUBTENANT OF THESE OBLIGATIONS ACCORDINGLY."

3. This Agreement shall in no way affect or release the Sublandlord from its liabilities and responsibilities under the Lease, notwithstanding the Landlord's grant of consent to the Sublease, which is given without prejudice to the Landlord's rights under the Lease. The Sublandlord hereby acknowledges and agrees with the Landlord that it shall remain liable to the Landlord in respect of all the terms, covenants and conditions in the Lease on the part of the tenant to be observed and performed including, without limiting the generality of the foregoing, the payment of all Rent due to the Landlord under the Lease:

4. This Agreement shall not be deemed to authorize any further assignments or subletting or parting with or sharing possession of the Leased Premises or any part thereof without the further consent of the Landlord as required under the Lease.

5. The Subtenant hereby covenants and agrees with the Landlord not to assign this Agreement, or sublet or otherwise part with or share possession of the Leased Premises or any part thereof, without the prior written consent of the Landlord. In no event shall any such consent release (or be deemed to release) the Subtenant in any regard whatsoever from any of its obligations or liabilities under or pursuant to this Agreement, unless agreed otherwise in writing by the Landlord in such consent.

6. The Subtenant hereby covenants and agrees with the Landlord that in no event shall the Landlord be:

      (a) liable to the Subtenant for any act, omission or circumstances of the Sublandlord; or

      (b) subject to any set-offs or defences that the Subtenant might have as against the Sublandlord.

7. Notwithstanding the Landlord's grant of consent herein, the Sublease shall, at the option of the Landlord, terminate if the Lease shall terminate pursuant to the terms thereof or by operation of law or by re-entering and termination by the Landlord for breach of the Lease. In the event of such termination, the Subtenant shall deliver up the Leased Premises to the Landlord in compliance with all of the provisions of the Lease and in the condition required under the Lease.

8. The Sublandlord and the Subtenant hereby covenant and agree with the Landlord that all monies owing by the Subtenant to the Sublandlord under the Sublease in respect of the Leased Premises shall, at the sole option of the Landlord, be paid directly by the Subtenant to the Landlord, if so directed by the Landlord in writing. All payments received by the Landlord pursuant to this Section shall be credited by the Landlord as against the amounts payable by the Sublandlord to the Landlord under the Lease.

9. The Sublandlord covenants and agrees to pay to the Landlord any and all excess rent, monies or other consideration received from the Subtenant under the Sublease over and above the Rent payable by the Sublandlord to the Landlord under the Lease upon receipt thereof from the Subtenant.

10. The Sublandlord and the Subtenant shall jointly and severally be liable for and shall indemnify the Landlord against all legal costs incurred by the Landlord with respect to the subletting referred to herein and the Landlord's consent with respect thereto.

11. The Indemnifier covenants and agrees with the Landlord that its indemnification of the Sublandlord's obligations under the Indemnity Agreement shall continue in full force and effect notwithstanding the Landlord's grant of consent herein and the Indemnifier shall continue to be bound to the Landlord on the terms and as provided in the Indemnity Agreement.

12. This Agreement shall be governed by and construed in accordance with the laws of the Province in which the Building is situated and the federal laws of Canada applicable therein.

13. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, personal representatives, successors and permitted assigns.

14. Words and phrases used in this Agreement shall have the same meanings ascribed to them in the Lease unless otherwise specifically defined herein.

15. This Agreement is not personally binding upon and that resort shall not be had to, nor shall recourse or satisfaction be sought from, the private property of the unitholders of Investors Real Property Fund (the "Fund"), trustees, directors, officers, employees or agents of the trustee or manager of the fund, it being intended and agreed that only the property of the Fund shall be bound by this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

391102 B.C. LTD.

Per: /s/ Donald J. MacDonald
     -----------------------------
Authorized Signatory

Donald J. MacDonald, Assistant Secretary

Per: /s/ Murray J. Mitchell
     ------------------------------
Authorized Signatory

Murray J. Mitchell, Vice President

DOMINION CONSTRUCTION & DEVELOPMENT INC.

Per: /s/ Vance Hackett
     --------------------------------
Authorized Signatory

OCTIGABAY SYSTEMS CORPORATION

Per: /s/ James E. Rottsolk
     --------------------------------
Per:
     --------------------------------

TRILLIUM DIGITAL SYSTEMS CANADA, LTD.

Per: /s/ Sunil K. Das
     --------------------------------

     Sunil K. Das
Per: ---------------------------------
     Worldwide Real Estate Manager

INTEL CORPORATION

Per: /s/ Sunil K. Das
     ---------------------------------

Per: Sunil K. Das
     ---------------------------------
     Worldwide Real Estate Manager

LEASE AGREEMENT BETWEEN:

                   Dominion Construction Company Inc. and 391102 B.C. Ltd.

                   ("LANDLORD")

                   AND:

                   Trillium Digital Systems Canada, Ltd.

                   ("TENANT")

                   AND:

                   Intel Corporation

                   ("GUARANTOR")

                   PREMISES: Unit #_____ , being 35,983 Square Feet at 4621
                             Canada Way, Canada Way Business Park, Burnaby, B.C.

                   TERM OF LEASE: Five Years

Dominion/Investors/Trillium Lease                                 Kuhn & Company

                                      LEASE

THIS LEASE dated March 5, 2001, is made and entered into by the Landlord and Tenant who, after receiving all required advice, and in consideration of the rents and covenants contained herein, agree as follows:

                                    ARTICLE 1
                           BASIC TERMS AND DEFINITIONS

1.1         BASIC TERMS.

(a)  (i)    Landlord:              Dominion Construction Company Inc.
                                   ("Dominion") (as to an undivided 1/4
                                   interest) and 391102 B.C. Ltd. ("Investors")
                                   (as to an undivided 3/4 interest)

     (ii)   Address of Landlord:   Dominion: Suite 300, 555 Burrard Street
                                   Two Bentall Centre,
                                   Vancouver, British Columbia
                                   V7X 1S9; and
                                   Investors: 447 Portage Avenue, Winnipeg,
                                   Manitoba, R3C 3B6

     (iii)  Contact Numbers:       Dominion:
                                   Telephone: (604)631-1000
                                   Facsimile: (604)631-1054

                                   Investors:
                                   Telephone: (204)956-8545
                                   Facsimile: (204)942-1931

     (iv)   Contact Person:        Dominion: Peter Duyker
                                   Investors: Maurice Toutant

(b)  (i)    Tenant (legal name):   Trillium Digital Systems Canada, Ltd.

     (ii)   Address of Tenant:     Trillium Digital Systems Inc.
                                   12100 Wilshire Boulevard, Suite 1800
                                   Los Angeles, CA 90025

                                   Tel: (310)481-7831(Bus.)

                                   Fax: (310)442-1162

     (iii)  Individual to contact: Ron Vaisbort

(c)  (i)    Guarantor(s):          Intel Corporation

     (ii)   Address of
            Guarantor(s):          4501 South Dobson Road, OC2-151,
                                   Chandler, Arizona, USA 85048

                                   Tel: (480)715-5094 (Bus.)
                                   Fax: (480)715-7340

     (iii)  Individual to contact: Nancy Ward, Lease Administration

Dominion/Investors/Trillium Lease                                 Kuhn & Company

(d)         Premises:              Full 3rd and 4th floors of the Building as
                                   shown outlined in heavy black on the plan attached as Schedule "A", with the municipal address:

                                   4621 Canada Way, Canada Way Business Park,
                                   Burnaby, British Columbia

(e)         Floor Area of
            the Premises:          Third Floor 18,593 sq.ft., more or less
                                   Fourth Floor 17,390 sq.ft., more or less
                                   TOTAL 35,983 sq.ft., more or less

(f)         Term                   Five years

(g)         Commencement Date:     The Term will commence on the 1st day of
                                   January, 2002

(h)         Minimum Rent:          (based on $ 19.30 per sq.ft.)

            Year of the Term       Per Sq.Ft.       Per Annum        Per Month
            ----------------       ----------       ---------        ---------
              Years 1 to 5         $ 19.30         $694,471.90      $ 57,872.69

(i)         Permitted Business:    For the purpose of an office and laboratory
                                   for the conduct of the Tenant's or
                                   Guarantor's business or such other use as may be approved by the Landlord, acting reasonably, but not any use that would be contrary to any other tenant's lease with the Landlord.

            Under the Business Name of the Tenant or Guarantor.

(j) Security Deposit: $ N/A of which $ N/A will be applied to the first month's Rent.

(k)         Premises Preparation
            Period: 90 days, commencing April 1,2001 and ending June 30,2001 (subject to Sections 2.4 and 2.5).

(l) Parking Entitlement: 4 unreserved stalls for each 1000 square feet rentable area of Premises leased by the Tenant pursuant to this Lease.

1.2            DEFINITIONS:

               Capitalized terms or expressions have the following meanings:

1.2.1 "ADDITIONAL RENT" means any money other than Minimum Rent required to be paid by the Tenant under this Lease, whether or not the same be designated as Rent or whether the same be payable to the Landlord or otherwise.

1.2.2 "ADDITIONAL SERVICES" means the services, labour, material and supervision supplied by the Landlord and referred to in this Lease as Additional Services; any other services which from time to time the Landlord supplies to the Tenant and which are additional to other services that the Landlord has agreed to supply pursuant to this Lease or that the Landlord may elect to supply as included within the standard level of services available to tenants generally and in addition to those normally supplied; the provision of labour and supervision in connection with the moving of any furniture or equipment of the Tenant; the making of any repairs, improvements, or alterations for the Tenant; and the provision to the Tenant or the Premises of maintenance or other services not normally furnished to tenants or other

Dominion/Investors/Trillium Lease                                Kuhn & Company
premises generally.

1.2.3 "BUILDING" means that certain office building having an approximate Floor Area of 73,692 square feet (inclusive of all areas, improvements, amenities, equipment and apparatus therein) constructed on a portion of the Land consisting of tenanted areas, and any additions or replacements thereto from time to time, in which the Premises are located, and which together with the Land and all other buildings and improvements constructed or to be constructed on the Land and adjoining lands and premises is hereinafter called the "Business Park". It is intended by the Landlord that Phase II of the Business Park will in due course consist of the Building and two other buildings (Building "A" having an approximate Floor Area of 86,576 square feet and Building "C" having an approximate Floor Area of 70,322 square feet), in addition to Phase I, being a building comprising Floor Area of 96,637 square feet and related facilities and areas. Phase II of the Business Park will also consist of a 756 vehicle underground parking structure and 98 metered surface parking stalls.

1.2.4 "BUILDING HOURS" means the hours from 8:00 a.m. to 6:00 p.m. Monday to Friday, inclusive, of each week, holidays excepted.

1.2.5 "COMMON AREAS AND FACILITIES" means those areas, facilities, utilities, improvements, equipment and installations which, from time to time:
(i) are not designated or intended by the Landlord to be leased to tenants of the Building; (ii) are designated by the Landlord to serve or benefit the Land and Building; (iii) are designated by the Landlord as part of the Common Areas and Facilities; (iv) are provided or designated by the Landlord for the use or benefit of the Tenant, their employees, customers and other invitees in common with others entitled to the use or benefit thereof, as permitted by this Lease, and which may be changed from time to time. Without limitation, Common Areas and Facilities include roofs and roof membranes, exterior wall assemblies including weather walls, exterior and interior structural elements and bearing walls and the foundations and footings of the Building; parking areas; common entrances or exits; lobbies; access roads; driveways and truckways; delivery passages; mechanical, electrical or automatically operated doors; loading docks and related areas and equipment; pedestrian sidewalks; landscaped and planted areas; service areas; corridors; equipment, furniture, furnishings and fixtures; storage facilities; stairways, hoists, ramps, elevators and other transportation equipment and systems; fire prevention or response systems, security and communication systems; public washrooms; pylon and other general signs and information facilities; public telephones; columns; pipes; electrical, plumbing, drainage, mechanical, heating, ventilating and air conditioning and all other installations, equipment or services located in the Building as well as the structures housing the same.

1.2.6 "COST OF ADDITIONAL SERVICES" means (i) in the case of Additional Services provided by the Landlord, a reasonable charge made therefor by the Landlord which shall not exceed the cost of obtaining such services from independent contractors and (ii) in the case of Additional Services provided by. independent contractors, the Landlord's total cost of providing Additional Services to the Tenant, including the cost of all labour, salaries, wages and fringe benefits, materials and other direct expenses incurred, and a reasonable charge by the Landlord for the cost of supervision and other indirect expenses capable of being allocated thereto.

1.2.7 "FLOOR AREA" whether in the case of a whole floor of the Building or in the case of premises comprising part of a floor of the Building, shall be determined by the Landlord's architect or land surveyor, as determined by the Landlord from time to time and be the area measured in accordance with the Building Owners and Managers Association ("BOMA") standard of measurement
(1996).

1.2.8 "FLOOR AREA OF THE BUILDING" means the aggregate, from time to time, expressed in square feet, as certified by the Landlord's surveyor or architect, as determined by the Landlord from time to time, in accordance with the BOMA standard of measurement (1996) of the Floor Areas of all leasable premises (including the Premises) of the Building, whether rented or not.

1.2.9 "INSURABLE HAZARDS" means fire and other perils for which insurance is available and which a reasonably prudent Landlord would obtain in similar circumstances.

1.2.10 "LAND" means all and singular those certain parcels or tracts of land, situate, lying and being in the Municipality of Burnaby, Province of British Columbia, and currently more particularly described as:

Dominion/Investors/Trillium Lease                                Kuhn & Company

            Parcel Identifier 018-651-721
            Lot A, Block 2, District Lot 73, Group 1
            New Westminster District Plan LMP14893

or as the boundaries or the legal description of the land may be varied from time to time.

1.2.11 "LEASE YEAR" means a twelve (12) month period, commencing with the first day of January in one calendar year and ending on the last day of December in that calendar year; providing that the first Lease Year shall commence on the Commencement Date of the Term and end on the last day of December in the calendar year of the Commencement Date of the Term and the last Lease Year shall end on the last day of the Term of this Lease and commence on the first day of January preceding that date.

1.2.12 "OPERATING COSTS" means WITHOUT DUPLICATION the total of all expenses, costs, fees, rentals, disbursements and outlays of every nature and kind incurred, accrued, paid, payable or attributable, whether by or on behalf of the Landlord for operating, managing, owning, maintaining, servicing, repairing, restoring, renewing, improving, equipping, insuring, cleaning, lighting, securing, policing, supervising, managing and administering the Building and the Common Areas and Facilities, Land or any portion thereof in each Lease Year, calculated as if the Building was fully occupied and fully operational at all times during the Term, and irrespective whether such expenses are incurred by or on behalf of tenants of premises in the Building with whom the Landlord may from time to time have agreements whereby in respect of their premises such tenants perform any cleaning, maintenance or other work or services usually performed by the Landlord, and which expenses if directly incurred by the Landlord would have been included in Operating Costs. Without limitation, Operating Costs shall include the following costs and expenses:

            (a) the cost of obtaining and maintaining insurance coverage (including related expenses and deductibles payable) on the Building, and the Common Areas and Facilities;

            (b) the cost of cleaning (including window cleaning) and janitorial services and all supplies; landscaping, gardening, snow and ice removal; garbage and waste collection and disposal; the cost of all gas, oil, electricity, lighting, telephone and other communications, water, sewer, heating, ventilating and air-conditioning and other utilities and services supplied to or in connection with the Building and the Common Areas and Facilities; the cost of security, supervision, traffic control and parking facilities for the Building and the Common Areas and Facilities; the cost of repairing and restriping parking areas and roadways; all costs paid or incurred by the Landlord in installing energy conservation equipment and in complying with energy conservation laws and regulations or upgrading to comply with the requirements of (i) any existing or future municipal or fire law, bylaw or regulation which applies to the Land and Building or any part thereof or (ii) any insurer of the Land and Building; all costs of leasing, operating, maintaining, repairing, servicing and replacing any pylon sign(s) or other exterior sign(s), directory boards and information facilities erected on the Land and Building;

            (c) the wages, salaries and expenses of employees (including contributions and premiums towards fringe benefits, unemployment and Workers'Compensation insurance, pension plan and similar premiums and contributions) and termination severance costs, and fees and expenses paid to obtain and discharge the services of independent contractors engaged in the operation, servicing, maintenance, repair, replacement, security and administration of the Land and Building;

            (d) the cost of consultant's, accountants and engineer's fees for the determination and apportionment of Operating Costs;

            (e) the amounts payable by the Landlord for the control, management, maintenance, and administration of the Land, Building and the Common Areas and Facilities or any portion thereof in each Lease Year;

            (f) the cost of all corporate capital, business, machinery or other taxes, charges and licence fees which are

Dominion/Investors/Trillium Lease                                Kuhn & Company
                  levied against the Landlord or which are not directly levied against or payable by any tenant or occupier of the Building individually (provided that such cost shall be computed by the Landlord's accountant (whose decision shall be final and binding on the parties) on the basis that the Landlord's sole assets are the Land and Building;

            (g) the cost of, WITHOUT DUPLICATION, operating, servicing, maintaining, repairing (including major repairs), improving, replacing and acquiring all machinery, equipment and fixtures used in or kept on or about the Building, Land, or the Common Areas and Facilities which may require periodic or substantial replacement, including without limitation, elevators, heating, ventilating and air conditioning systems and equipment; plumbing, electrical (including light bulbs, ballasts, tubes, starters and fixtures, pylon signs and sound equipment and systems); roofing and waterproofing, garbage, storage and service room equipment and machinery; communication equipment and systems; maintenance, janitorial and cleaning equipment and machinery;

            (h) depreciation or amortization at generally accepted commercial rates, WITHOUT DUPLICATION, on (i) all fixtures, machinery, equipment and apparatus forming part of or serving the Common Areas and Facilities or the Building and (ii) the cost of all repairs or replacements required to be performed by the Landlord unless they are charged or chargeable fully in the Lease Year in which they are incurred or in which such fixtures, machinery, equipment or apparatus are acquired, in accordance with generally accepted accounting principles as reasonably determined by the Landlord;

            (i) the costs and expenses referred to in article 1.2.12(h) shall also include, without duplication, an annual contribution to a contingency reserve fund (the "Contingency Reserve Fund") for expenditures for attending to major repairs and replacements (other than regular expenditures incurred on a monthly or annual basis and other than structural repairs and replacements) the cost of which is not included in the items listed elsewhere in article 1.2.12 that may occur from time to time throughout the economic life of the Building. The Landlord may, from time to time, use such portion of the Contingency Reserve Fund as it, in its sole discretion, determines advisable or necessary towards attending to major repair and replacement of the various components of the Lands and Building. The Tenant acknowledges that contributions to the Contingency Reserve Fund are for attending to major repairs and replacements and may not be applied in the Lease Year in which they are collected from the Tenant and other tenants of the Building. The Tenant shall be entitled to a statement of the amount of such Contingency Reserve Fund and the Tenant's Proportionate Share thereof (determined in the manner set out in article 6.1(a) together with a statement of any expenditures made from the Contingency Reserve Fund. At the expiration or earlier termination of this Lease the Tenant shall have no claim against the Contingency Reserve Fund.

            (j) all costs and expenses not otherwise expressly excluded in this Lease but attributable to the operation, maintenance, replacement, repair, supervision, management, ownership and administration of the Building, Land and the Common Areas and Facilities;

            (k) an administration fee which when combined with the items set out in article 1.2.12(e) hereof shall in total not exceed five (5%) percent of all Rent, excluding Operating Costs, payable by all tenants of the Building to the Landlord.

THERE SHALL BE NO DUPLICATION OF COSTS IN DETERMINING THE AMOUNT OF OPERATING COSTS PAYABLE BY THE TENANT. In particular, there shall not be included in Operating Costs either the costs of replacing or repairing any part of the Land or Building if such costs would normally be paid from the Contingency Reserve Fund or any depreciation or amortization charge in respect of any repair or replacement of any part of the Building if the cost of such repair or replacement is included in Operating Costs or would normally be paid from the Contingency Reserve Fund.

1.2.13 "PREMISES" means that portion of the Building having the municipal address and located on the floor(s) set out in article 1.1(d), containing the approximate Floor Area set forth in article 1.1(e) and having the approximate location and configuration shown outlined in heavy black on Schedule "A" hereto.

Dominion/Investors/Trillium Lease                                Kuhn & Company

1.2.14 "PREMISES PREPARATION PERIOD" subject to Section 2.3 and 2.4, means the period of time set out in article 1.1(k) during which the Tenant shall have possession of the Premises for purposes of completing its leasehold improvements, moving its business and its Trade Fixtures into the Premises and during which time the Tenant shall comply with all other terms of this Lease except the Tenant shall not be obliged to pay Minimum Rent or Operating Costs to the Landlord.

1.2.15 "RENT" means all amounts payable by the Tenant, including without limitation, Minimum Rent (as set out for the Term in Section 3.1) and Additional Rent. All monies payable pursuant to this Lease, whether as Rent or otherwise, shall be paid in Canadian currency.

1.2.16      "SCHEDULES" means the following schedules, which form a part of this
            Lease:

                  Schedule "A" -   Site plans and floor plan showing the
                                   approximate location of the Premises

                  Schedule "B" -   Construction Schedule - Landlord's Work and
                                   Tenant's Work

                  Schedule "C" -   Rules and Regulations

                  Schedule "D" -   Other Terms and Conditions

                  Schedule "E" -   Guaranty

1.2.17 "TAXES " means the aggregate of all real property, sewer, municipal, corporation capital and other taxes and rates, whether general or special, of any nature whatsoever, including school and local improvement taxes and business taxes levied or assessed by any lawful authority against the Land, the Building, (based on the Business Park being its sole asset) or deferred payments and interest or penalties, together with the costs of the Landlord in contesting or negotiating the same, including, without limitation, any such taxes which are imposed in lieu of or as a substitute for any such taxes, or on account of the Landlord's ownership of the Land and Building. All Taxes will be computed by the Landlord's accountant (whose decision shall be final and binding on the parties) on the basis that the Landlord's sole assets are the Land and Building.

1.2.18      "TERM" means the period set forth in article 1.1(f).

1.2.19 "TRADE FIXTURES" means any and all fixtures and equipment used by the Tenant in connection with its business conducted from the Premises and installed in the Premises in a fashion such that they may be removed by the Tenant without causing damage to the Premises or the Building and including, without limitation, office equipment, files, data, furnishings, computers and computer equipment.

1.2.20 "YEAR OF THE TERM" means each successive twelve (12) calendar month period (or part thereof) throughout the Term commencing on the Commencement Date.

                                    ARTICLE 2
                                     GRANT

2.1 PREMISES. In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be observed and performed, the Landlord hereby demises and leases the Premises to the Tenant and the Tenant takes the Premises on lease from the Landlord, TO HAVE AND TO HOLD during the Term on the terms and conditions of this Lease. The Tenant shall examine the Premises before taking possession hereunder and such taking of possession shall be conclusive evidence as against the Tenant that at that time the Premises were in good order and satisfactory condition.

2.2 PROVISO. If the actual Floor Area of the Premises differs from that specified in article 1.1(e) of this Lease,

Dominion/Investors/Trillium Lease                                Kuhn & Company
then the Minimum Rent, the Tenant's Proportionate Share and all other amounts calculated and payable with reference to this area shall be adjusted and payable in accordance with such certification.

2.3         TERM. The Term of this Lease will be for the period set out in article 1.1(f) commencing on the Commencement Date.

2.4 CONSTRUCTION OF PREMISES. The Landlord agrees to perform the Landlord's Work described in Schedule "B" hereto at its expense. Provided the Tenant contracts with the Landlord's base building contractor to undertake the Tenant's Work, the Landlord will complete the Landlord's Work, to the extent necessary to permit the Tenant's contractor to begin construction of the Tenant's Work, by March 15, 2001, and for the Tenant to legally occupy the Premises by June 30, 2001. The Tenant shall commence and complete the Tenant's work necessary to make the Premises fit for their intended purposes utilizing such contractors, consultants and suppliers as may be approved by the Landlord, acting reasonably, at the Tenant's sole cost, risk and expense within the Premises Preparation Period specified in article 1.1(k) commencing upon receipt of a written notice from the Landlord that the Landlord's Work has progressed to the stage where the Tenant's Work may commence. The Tenant acknowledges that development of and construction on the Land may proceed in phases. Further, the Landlord and the Tenant have agreed that the base building contractor's contingency allowance applies only if that contractor's fee under the base building contract is less than 6% of the Building construction costs and that base building contractor has provided for competitive bids for all major trades in undertaking construction of the work on the Building.

2.5 DELAYED POSSESSION. If for any reason whatsoever the Landlord is delayed in delivering possession of the Premises to the Tenant on or before March 15, 2001, or June 30, 2001, as set out in Section 2.3, the Commencement Date and Premises Preparation Period will be delayed for a period commensurate with the delay in delivery of possession of the Premises to the Tenant. If the Landlord is delayed in delivering possession of the Premises to the Tenant for Commencement of its Premises Preparation Period past May 15, 2001, or for legal occupation of the Premises past August 30, 2001, the Tenant may terminate this Lease, with no further obligations to or by any party hereunder by delivering notice to the Landlord within 10 business days of the applicable date, or such other date as the Landlord and Tenant may agree in writing. The Tenant and Landlord shall use all reasonable efforts to complete their respective work on or in relation to the Premises so as to enable the Tenant to take possession of and occupy the Premises within the times set out above. Nothing shall make the Landlord liable to the Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to the Tenant, but unless the Tenant terminates the Lease pursuant to this Section 2.4, the Premises Preparation Period and the Rental Concession set out in Schedule D, shall apply.

2.6 PREMISES PREPARATION. During the Premises Preparation Period, the Tenant shall have possession of the Premises for purposes of completing its leasehold improvements, moving its business and its Trade Fixtures into the Premises without being required to pay Minimum Rent or Operating Costs to the Landlord. Notwithstanding that the Tenant is not obliged to pay Rent during the Premises Preparation Period, the Tenant shall in all other respects be in possession of the Premises pursuant to and comply with the terms and conditions of this Lease, including, without limitation, the Tenant's insurance obligations hereunder.

                                    ARTICLE 3
                                      RENT

3.1 MINIMUM RENT. The Tenant agrees to pay to the Landlord at the office of the Landlord, or at such other place designated by the Landlord, in lawful money of Canada, without any prior demand therefor and without any deduction or set-off whatsoever a Minimum Rent for each Year of the Term in the amount per square foot set out in article 1.1(h) multiplied by the Floor Area of the Premises, payable in equal monthly installments in advance on the first day of each calendar month, commencing on the Commencement Date.

3.2 ADDITIONAL RENT. The Tenant shall pay all Additional Rent when payable or on demand without any deduction or set off whatsoever. If such amounts or charges are not paid at the time provided in this Lease, they shall be collectible as Rent with the next installment of Minimum Rent thereafter falling due hereunder, but nothing herein

Dominion/Investors/Trillium Lease                                Kuhn & Company
contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

3.3         SECURITY DEPOSIT. Intentionally deleted.

3.4         POST-DATED CHEQUES. Intentionally deleted.

3.5 IRREGULAR PERIODS. All Rent payments required to be made by the Tenant under this Lease shall be deemed to accrue from day to day and if for any reason it shall become necessary to calculate Rent for irregular periods of less than one year, an appropriate pro-rata adjustment shall be made on a daily basis in order to compute payment for such irregular period.

3.6 INTEREST ON UNPAID RENT. Any unpaid amounts of Rent shall bear interest, payable as Additional Rent, from the due date thereof to the date of payment at a rate per annum equal to the greater of eighteen percent (18%) or five (5%) percentage points in excess of the prime commercial lending rate ("Prime Rate") per annum charged or chargeable from time to time by a Canadian chartered bank designated by the Landlord on loans made in Canadian funds to its most favoured commercial borrowers, calculated and compounded monthly, with any adjustment in such rate to be effective on the first day of the month next following such change in the Prime Rate. Any cheque payable to the Landlord for Rent which is not honoured by the financial institution on which it is drawn shall bear a $75.00 administration charge, payable by the Tenant forthwith upon demand. Nothing contained herein shall be construed so as to compel the Landlord to accept any payment of Rent in arrears should the Landlord elect to apply its remedies under the forfeiture or any other article of this Lease in the event of default hereunder by the Tenant.

                                    ARTICLE 4
                                    NET LEASE

4.1 INTENT. The Tenant covenants that this Lease shall be a completely carefree absolutely net lease for the Landlord, except as shall be otherwise provided, and that the Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever, arising from or connected with relating to the Premises, the Land, the Building, or the contents thereof, excepting only the Landlord's income tax in respect of income received from leasing the Premises and other premises in the Building and the Landlord's structural repairs resulting from construction deficiencies as required herein. Except as otherwise provided, the Tenant shall pay in the manner more particularly described in this Lease, all charges, impositions and costs of every nature and kind relating to or connected with the Premises and the Building whether or not referred to in the Lease and whether or not of a kind now existing or contemplated by the parties.

                                   ARTICLE 5
                                     TAXES

5.1 TAXES. During each Lease Year the Tenant shall pay to the Landlord its share of Taxes, being a fraction which has as its numerator, the Floor Area of the Premises and as its denominator, the aggregate from time to time expressed in square feet, as certified by the Landlord's surveyor or architect, as determined by the Landlord from time to time, of the Floor Area of all leasable areas (including the Premises) of the Building (whether unoccupied or occupied.

            The tax year of any lawful authority commencing during any Lease Year shall be deemed to correspond to such Lease Year. The Landlord may estimate in advance for each Lease Year the Tenant's share of Taxes and the Tenant agrees to pay the Landlord such estimated amount in monthly installments in advance during the Term. A certified statement of a responsible officer of the Landlord to the Tenant as to the amount of the tax bill shall be sufficient evidence of the amount of taxes assessed or levied against the parcel or real property to which such bill relates. If the Tenant shall have paid in excess of the Tenant's share of Taxes for such Lease Year, the excess shall be refunded by the

Dominion/Investors/Trillium Lease                                Kuhn & Company

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                                      - 9 -

Landlord within a reasonable period of time. If the amount paid by the Tenant is less than the Tenant's share of Taxes, the Tenant agrees to pay such deficiency to the Landlord with the next due monthly payments of Minimum Rent.

5.2 BUSINESS AND OTHER TAXES. The Tenant shall pay, promptly when due, to the taxing authorities or to the Landlord if it so directs, all business, sales, machinery and equipment taxes, rates or duties as well as any permit or licence fees, attributable to the use and occupancy of the Premises and the property, business, sales or income of the Tenant in respect of the Premises. If paid directly to the taxing authorities, the Tenant shall furnish to the Landlord evidence of payment satisfactory to the Landlord.

5.3 GOODS AND SERVICES TAX. If any business transfer tax, value-added tax, multi-stage sales tax, sales tax, goods and services tax, or any like tax ("Sales Tax")is imposed on or collectible by the Landlord by any governmental authority on any Rent payable by the Tenant under this Lease, the Tenant shall reimburse (and hereby indemnifies) the Landlord for the amount of Sales Tax, forthwith upon demand or at any time designated from time to time by the Landlord. The amount of Sales Tax so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation. The parties acknowledge that the Sales Tax shall be deemed not to be Rent but the Landlord shall have all of the same remedies for and rights of recovery of the Sales Tax as it has for recovery of Rent under this Lease.

                                   ARTICLE 6
                                OPERATING COSTS

6.1 TENANT TO PAY PROPORTIONATE SHARE. During each Lease Year the Tenant shall pay to the Landlord:

            (a) the Tenant's share of Operating Costs for the Building, being a fraction which has as its numerator, the Floor Area of the Premises and as its denominator, the Floor Area of the Building; and

            (b) the Tenant's share of Operating Costs for the exterior Common Areas and Facilities being a fraction which has as its numerator, the Floor Area of the Premises and as its denominator, the aggregate from time to time expressed in square feet, as certified by the Landlord's surveyor or architect, of the Floor Area of all leasable areas (including the Premises) of the Business Park.

6.2 PAYMENT OF TENANT'S SHARE. Operating Costs shall be estimated by the Landlord for such period as the Landlord may determine and the Tenant agrees to pay to the Landlord its share of such amounts, in monthly installments in advance, during such period together with other rental payments provided for in this Lease. If the Tenant shall have paid in excess of the actual amount due, the excess shall be refunded by the Landlord within a reasonable period of time or be credited on account of Rent next falling due. If the amount the Tenant has paid is less than the actual amount due, the Tenant shall pay such deficiency with the next Minimum Rent payment due.

6.3 LANDLORD'S ALLOCATION OF OPERATING COSTS. In the reasonable opinion of the Landlord, whenever any item(s) of Operating Cost or portions thereof properly relates to a particular tenant or tenants within the Building, the Landlord may allocate or attribute such item or items to such tenant or tenants, and the amount so allocated or attributed shall be payable forthwith upon demand.

                                    ARTICLE 7
                 USE OF COMMON AREAS AND FACILITIES AND PARKING

7.1 CONTROL OF COMMON AREAS & FACILITIES BY THE LANDLORD. All Common Areas and Facilities from time to time provided by the Landlord shall at all times be subject to the exclusive control and management of the Landlord, and the Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Premises and all Common Areas and Facilities.

7.2 CHANGES AND ADDITIONS TO BUILDINGS. The Landlord hereby reserves the right at any time to change the

Dominion/Investors/Trillium Lease                                Kuhn & Company

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                                     - 10 -

configurations of the Common Areas and Facilities and to make alterations or additions to and build additional storeys on the Building. The Landlord also reserves the right to construct other buildings or improvements on the Land from time to time and to make alterations or additions thereto and to construct multi-deck or elevated or underground parking facilities.

7.3         PARKING.

            (a) Subject to the by-laws, rules and regulations of the Landlord, the Tenant and its employees, agents, customers and invitees shall have the right, while at the Premises, in common with all others from time to time entitled thereto, to park their passenger motor vehicles for a reasonable period of time each day upon that portion of the Land designated for vehicle parking and not exclusively reserved for the use of other Tenants of the Building. The Landlord may cause to be removed at the cost of the Tenant, such vehicles as may be left on the Land while apparently uninsured, unlicensed or abandoned. The Landlord grants to the Tenant for the Term, for use by the Tenant, the right and license to use that number of parking spaces set out in article 1.1(l), and during the first year of the Term the Tenant shall pay to the Landlord or its parking lot operator the rental rates of $40.00 for each surface parking space and $50.00 for each underground parking space. After the first year of the Term, the Tenant shall pay for parking the reasonable rental rates established by the Landlord or its parking lot operator from time to time. It is understood and agreed that in setting its parking rental rates the Landlord and its parking lot operator shall not unreasonably exceed the then prevailing market rates for comparable parking spaces.

            (b) The Tenant will not park or suffer or permit to be parked, any vehicles owned, leased or controlled by it or by any of its employees, agents or invitees or suffer or permit any loading or unloading of vehicles upon any portion of the Land, except in areas designated for such purposes by the Landlord. The Landlord may, without notice and at any time and from time to time (i) designate parking, loading, and no parking areas;
                  (ii) change or reduce designated parking, paid parking, loading and no parking areas; (iii) cause any parking or loading areas to be shared with other tenants; and (iv) use any parking or loading areas for any reasonable purpose required by the Landlord. From time to time and upon reasonable written notice to the Tenant, the Landlord or its parking lot operator may impose and vary from time to time rates or charges on the Tenant for the use by the Tenant or its employees, agents or invitees of designated parking areas. Whenever requested by the Landlord, the Tenant shall furnish to the Landlord the current licence plate numbers for all vehicles owned, leased or controlled by the Tenant and its employees, agent or invitees.

            (c) The Tenant will advise the Landlord upon or prior to the Commencement Date, and at such other times as the Landlord may require, as to the greatest number of employees and agents reasonably expected on the Premises at any one time, so as to permit the Landlord to comply with all municipal and other parking bylaws and regulations in respect of the Land, including the Landlord's parking regulations, if any, as determined by it from time to time.

                                   ARTICLE 8
                                USE OF PREMISES

8.1         USE OF PREMISES.

            (a) The Tenant shall use the Premises solely for the purpose set forth in article 1.1(i). The Tenant will not use or permit or suffer the Premises or any part thereof to be used for any other business or purpose. Furthermore, the Tenant shall not at any time use or permit or suffer the Premises or any part thereof to be used for any business or purpose (even if included in the permitted use hereunder) for which the Landlord has granted an exclusive use to another tenant in the Building and notice of which exclusive

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                                     - 11 -

                  use has been given by the Landlord to the Tenant, provided the Tenant has not so used the Premises prior to such notice being given. Furthermore, the Tenant shall not carry on the business of auto body or auto or boat repairing, woodworking, fibre glass working, painting or silk screening, automated teller or bank machines or lottery machines. Throughout the whole of the Term, the Tenant shall continuously operate, occupy and use the entire Premises and conduct its business therein pursuant to this Lease.

            (b) The Tenant shall not commit or suffer to be committed (i) any waste upon the Premises or (ii) any nuisance or other thing which may disturb the quiet enjoyment of any other occupier of premises in the Building; or (iii) any acts or practices which may damage the Building or any improvements on the Land or in the Business Park.

            (c) The Tenant shall use its best efforts to prevent anything being done on the Premises or the Land which may result in the Land or Building or any part thereof being picketed or otherwise subjected to labour, political or other demonstration or action. In the event of such picketing, action or demonstration, the Tenant shall immediately take all reasonable action and proceedings necessary to cause such picketing, action and demonstration to cease without delay.

            (d)   The Tenant shall use only the business name specified in
                  article 1.1(i) for its business in the Premises and shall not change or permit the change of that name without the prior written consent of the Landlord, which consent shall not be unreasonably withheld so long as the name to which the Tenant changes its business operated in the Premises is the same as the name to which the Tenant changes its other business operations in all its other locations.

            (e) The Tenant shall comply with all reasonable requests of the Landlord with respect to conservation of energy, recycling and environmental care, and shall pay its Proportionate Share of the costs of acquiring and installing such conservation, recycling and environmental care equipment and systems for the Building.

            (f) The Tenant shall turn off all lights and other energy-using equipment or systems within the Premises, except where reasonably required to be left on for valid purposes, including security.

            (g) The Tenant shall not bring onto the Premises or Land, nor discharge nor permit the discharge of any waste, oil or grease, hazardous substance or any deleterious, objectionable, dangerous, radioactive, poisonous or explosive matter or noxious or unpleasant fumes, gases or substance (the "Pollutants") onto the Premises or Land, or into any air, waters, ditches, culverts, drains or sewers on or adjacent to the Premises or Land, and the Tenant shall take all measures necessary to ensure that any effluent or other substance discharged by it is not corrosive, poisonous or otherwise harmful to any sewage disposal works or to the bacteriological process of sewage purification. The Landlord shall be permitted access to the Premises from time to time to test and monitor the effluent from the Tenant's operations and compliance with this section. In addition, the Tenant shall not dispose of, discharge or accumulate or permit to be disposed or, discharged or accumulated on, in or under the Lands any Pollutants. The Tenant shall promptly pay to the Landlord any and all costs incurred by the Landlord in containing, cleaning up, removal and disposal of any materials deemed hazardous or deleterious by the Landlord or and such experts and inspections as it, from time to time, shall employ. These costs are acknowledged to be Additional Rent. This clause and the matters referred to herein may be modified and expanded at the Landlord's sole discretion to comply with requirements imposed by applicable insurers, financial institutions or government authorities. Notwithstanding any other provision of this Lease, the Tenant will comply with all laws and regulations affecting the Lands, specifically including those of an environmental nature. The Tenant will indemnify and save harmless the Landlord of and from the costs of disputing, investigating, remediating, resolving and settling environmental claims against the Lands, or remedying the Tenant's default of this provision.

            (h) The Tenant shall not bring sharp objects onto the Premises or Land, nor permit any sharp objects which could puncture the skin or constitute a threat of potential harm to persons, and will safeguard, store and dispose of such sharp objects so as to comply with the highest standard of safety and care.

Dominion/Investors/Trillium Lease                                Kuhn & Company

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                                     - 12 -

                                    ARTICLE 9
                       UTILITIES AND ADDITIONAL SERVICES

9.1 UTILITIES. The Tenant shall pay as they become due and payable all rates, charges and other amounts arising for, related to, or incurred in respect of, services and utilities, including water, fuel, gas communications or other utility or service and electrical power or energy, heating, ventilation or air conditioning used upon or in respect of the Premises or any part thereof and for fittings, machines, apparatus, meters or other things leased in respect thereof, and for all work and services performed by any corporation or commission in connection with such utilities or service. Where any such service or utility is supplied by or through the Landlord, the Tenant shall pay to the Landlord an amount (the "Charge") which is the total, without duplication, of:

            (a) the cost incurred by the Landlord for water, fuel, power, electricity, communications, heating, ventilation or air conditioning or other utility or service (the "Utilities") used in or for the Premises or allocated to them by the Landlord;

            (b) charges imposed in place of or in addition to Utilities as determined by the Landlord; and

            (c) the Landlord's costs of determining the Charge including, but not limited to, professional, engineering and consulting fees.

                  If the Landlord supplies Utilities, the Tenant shall pay the Landlord the Charge in advance on demand, which shall be based on estimates of the Landlord but shall be subject to adjustment within a reasonable time after the period for which the estimate had been made. The Landlord shall not be liable for interruption or cessation of, or failure in the supply of Utilities, services or systems in, to or servicing the Land or the Premises, whether they are supplied by the Landlord or others, and whether the interruption or cessation is caused by the Landlord's negligence or not. Upon occupancy of the Premises, and provided that the Utilities are directly metered by a third party, the Tenant covenants to transfer all accounts into its name. The Landlord will disconnect these services as of the Commencement Date, and the Tenant will pay any and all connection fees if it does not assume the account in its name. If no separate metering exists for the Premises, the Landlord will, acting reasonably, allocate the proportionate share of Utilities to each premises in the Building.

9.2 ADDITIONAL SERVICES. At its option, the Landlord shall have the exclusive right, by way of Additional Services, to provide or have its designated agents or contractors provide any janitorial or cleaning services to the Premises required by the Tenant which are additional to those required to be provided by the Landlord under this Lease, including any additional services which the Landlord agrees to provide by arrangement and to supervise the moving of furniture or equipment of the Tenant and the making of repairs or alterations conducted within the Premises and to supervise or make deliveries to the Premises. The Tenant shall pay to the Landlord promptly upon receipt of invoices therefor from the Landlord or as part of Operating Costs, the Cost of Additional Services whether the Landlord shall be obligated hereunder or shall elect to provide them as Additional Services. The Cost of Additional Services charged directly to the Tenant and other tenants shall be credited in computing Operating Costs to the extent that they would otherwise have been included. On request by the Tenant, the Landlord may agree from time to time, in its sole discretion, to arrange at the Tenant's cost for extra heating, ventilating, and air conditioning supply, electrical supply or the supply of other services to the Premises above those normally provided to tenants of the Building or outside of Building Hours. At its option and at the Tenant's cost as an Additional Service, the Landlord may install and maintain meters to check the Tenant's consumption of electricity, water, gas, communication or other utilities or facilities and provide and maintain garbage or waste receptacles for use of the Tenant alone or in common with others.

9.3         SECURITY OF PREMISES. Notwithstanding sections 9.1, 9.2, 10.3, and
10.4 of this Lease, the Landlord shall only access the Premises with the consent of the Tenant, acting reasonably to maintain adequate security of the Premises.

                                   ARTICLE 10
                            MAINTENANCE OF PREMISES

10.1        CLEANING.

Dominion/Investors/Trillium Lease                                Kuhn & Company

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                                     - 13 -

            (a) The Tenant shall keep the Premises and, without limitation, the inside, and, if on the ground floor, outside of all glass, windows, window coverings and doors of the Premises and all exterior surfaces of the Premises, in a neat, clean and sanitary condition and shall not allow any refuse, garbage or other loose or objectionable or waste material to accumulate in or about the Premises but rather shall dispose of the same in accordance with the Rules and Regulations.

            (b) The Tenant shall, immediately before the expiration of the Term, wash the floors, windows, and doors, and wash and repaint the walls and woodwork of the Premises and shall not, upon such expiration, leave upon the Premises any refuse, garbage or waste material; all to the requirements of the Landlord.

            (c) The Tenant shall have the option to retain and pay for its own janitor service, cleaning of debris, removal of garbage and such other costs as may be incurred in cleaning the Premises.

            (d) If the Tenant fails to clean and paint in accordance with its obligations hereunder upon notice so to do from the Landlord, the Landlord may clean and paint the same and the Tenant shall pay the cost thereof to the Landlord as Additional Rent.

            (e) The Tenant shall remove any ice or snow accumulating on the sidewalks and other area immediately bordering the exterior of the Premises, and keep such areas clean and clear.

10.2        TENANT'S REPAIRS.

            (a) The Tenant shall repair the Premises, only excepting reasonable wear and tear and repairs which are the responsibility of the Landlord pursuant to this article 10, but including any damage to or breakage of glass (excluding all exterior windows), mouldings, signs, doors,locks, hardware, lighting, wiring, plumbing, improvements, partitions, walls, Utilities connections, wiring, lighting, sprinkler systems, heating, ventilation and air conditioning systems, pipes and plumbing, security systems, fixtures, thresholds and all Trade Fixtures and furnishings of the Tenant or otherwise in or for the Premises, and shall redecorate and repaint as required by the Landlord, acting reasonably, and maintain in good condition the interior of the Premises, any appurtenances thereto, any improvements now or hereafter erected or installed therein and any apparatus or equipment of the Tenant therein or therefor.

            (b) The Tenant shall keep the interior of the Premises well-painted at all times in accordance with the reasonable requests of the Landlord, using colours which shall first be approved in writing by the Landlord; shall keep all plumbing facilities within the Premises and all drains therefrom in good repair and working order; will not enter, nor will it cause, suffer or permit entry, on to any roof in the Building, without being accompanied by an authorized representative of the Landlord, and will not make any opening in the roof without the prior written consent of the Landlord.

            (c) The Tenant, its employees or agents shall not mark, paint, drill or in any way deface any walls, ceilings, partitions, floors, wood, stone or ironwork without the written approval of the Landlord.

10.3        VIEW REPAIRS.

                  The Tenant shall provide the Landlord with keys to all portions of the Premises and hereby authorizes the Landlord to enter the Premises at any reasonable time during business hours and at any time during any emergency to view the state of repair and the Tenant shall repair according to notice in writing from the Landlord so to do, subject to the exceptions contained in this article 10.

10.4        LANDLORD MAY REPAIR.

                  If the Tenant fails to repair or otherwise comply with this article 10 within five (5) days of receipt thereof, the Landlord may make such repairs or perform such other trades without liability to the Tenant for any loss " damage that may occur to the Tenant's fixtures or other property or to the Tenant's business by reason thereof, and upon , completion thereof, the Tenant shall pay as Additional Rent the Landlord's costs for making such repairs.

10.5        LANDLORD'S REPAIRS.

Dominion/Investors/Trillium Lease                                Kuhn & Company

            (a) The Landlord shall conduct all maintenance, repairs and replacements to the apparatus for heating, ventilating and air-conditioning installed in the Building, including the Premises; the cost of which shall be included in the Operating Costs.

            (b) The Landlord shall be responsible for the repairs to the Premises or to the Building caused by Insurable Hazards.

            (c) Notwithstanding the other provisions of this article 10.5, the Landlord shall not be obligated to make repairs or replacements caused by any default or negligence of the Tenant, its agents, customers, employees, invitees or licensees, but such repairs and replacements may be made by the Landlord at the Tenant's cost in like manner as provided in article 10.4.

            (d) The Landlord shall not be liable for any loss or damage to any person or property for its failure to repair in accordance with this article 10.5, unless such loss or damage is caused by the default or negligence of the Landlord, its agents, employees or contractors and is not specifically excepted pursuant to this Lease.

            (e) The Landlord shall keep painted those parts of the exterior of the Premises requiring painting other than such parts of the exterior as may have been installed by or at the request of the Tenant, the cost of which shall be included in Operating Costs.

            (f) In fulfilling its obligations pursuant to this article 10.5, the Landlord shall be entitled to enter the Premises and shall act as expeditiously as is reasonably possible in the circumstances.

            (g) The Landlord shall repair and maintain the structure of the Building, including the exterior walls, roof, pipes, plumbing, electrical wires and other installations of a structural nature including the roof membrane and water tightness of the Building. If any such repairs will be required to be made by the Landlord by reason of negligence of the Tenant its agents, employees invitees, or licensees, the Landlord will be entitled to recover the costs thereof from the Tenant and if the Tenant fails to pay the same on demand, the Landlord may recover the amounts so due by all remedies available to it for the recovery of rent in arrears.

10.6 COST OF REPAIR. If the Building, Land or the Common Areas and Facilities or any portion thereof, including without limiting the generality of the foregoing, the common loading areas, the exterior of the Premises, including the front thereof and entrance thereto, the boilers, engines, pipes and other apparatus (or any of them) used for the purpose of heating, ventilating or air-conditioning the Building, or if the water pipes, drainage pipes, electric lighting or any other equipment or system of the Building or the roof or outside walls of the Building become damaged or destroyed through the negligence, carelessness or misuse of the Tenant, its servants, agents, employees, contractors, lessees, licensees or concessionaires, or through it or them in any way stopping up, injuring or rendering inoperable the heating apparatus, water pipes, drainage pipes or other equipment or part of the Building, the expense of necessary repairs, replacements or alterations, plus a sum equal to fifteen percent thereof in relation to the Landlord's overhead costs, shall be borne by the Tenant, payable to the Landlord upon demand.

                                   ARTICLE 11
                            INSURANCE AND INDEMNITY

11.1        TENANT'S INSURANCE.

            (a) During the whole of the Term and during such other time as the Tenant occupies the Premises, the Tenant shall take out and maintain in the names of the Tenant and the Landlord as their respective interests may appear, the following insurance coverage, at the Tenant's sole expense:

                        (i) comprehensive general liability insurance against claims for third party bodily injury, including death, and property damage or loss arising out of the use or

Dominion/Investors/Trillium Lease                                Kuhn & Company
                  occupation of the Premises, or the Tenant's business on or about the Premises; such insurance to be in the joint names of the Tenant and the Landlord, as well as the Landlord's mortgagee, so as to indemnify and protect both the Tenant and the Landlord, as well as the Landlord's mortgagee, and to contain a "cross liability" or "severability of interest" clause so that the Landlord and the Tenant, as well as the Landlord's mortgagee, may be insured in the same manner and to the same extent as if individual policies had been issued to each, and shall be for the amount of not less than two million ($2,000,000.00) dollars combined single limit or such greater amount as may be reasonably required by the Landlord from time to time which commercial general liability insurance shall include, for the Tenant's benefit only, tenant's all risk legal liability insurance in an amount equal to the replacement cost of the Premises including loss of use thereof;

            (ii) all risks of physical loss insurance upon its merchandise, stock-in-trade, furniture, fixtures, all glass and improvements and upon all other property in the Premises owned by the Tenant or for which the Tenant is legally liable, including broad form boiler and machinery insurance, all in an amount equal to the full replacement cost thereof, which amount in the event of a dispute shall be determined by the decision of the Landlord;

            (iii) business interruption coverage which shall provide for the payment of Minimum Rent and all additional costs collectible as Rent to the Landlord for a period of twelve (12) months;

            (iv) coverage of breakage or damage from any cause to all internal and external glass and plate glass in or forming part of the Premises;

            (v) insurance covering damage to the Building caused during burglary, for the benefit of the Landlord and Tenant;

            (vi) any other form of insurance as the Landlord or Landlord's insurance agent, acting reasonably, may require from time to time, in amounts and for insurance risks against which a prudent tenant would insure.

      (b) The Tenant's policies of insurance hereinbefore referred to shall contain the following:

            (i) provisions that the Landlord is protected notwithstanding any act, neglect or misrepresentation of the Tenant which might otherwise result in the avoidance of claim under such policies and such policies shall not be affected or invalidated by any act, omission or negligence of the Tenant or any third party which is not within the control of the Landlord;

            (ii) provisions that such policies and the coverage evidenced thereby shall be primary and noncontributing with respect to any policies carried by the Landlord;

            (iii) provisions that such policies of insurance shall provide for deductibles of not more than Fifty Thousand ($50,000.00) Dollars in all other instances;

            (iv) all insurance referred to above shall provide for waiver of the insurer's rights of subrogation as against the Landlord;

            (v) provisions that such policies of insurance shall not be restricted, materially changed or cancelled without the insurer providing the Landlord with Thirty (30) days written notice stating when such restriction, change or cancellation shall be, effective.

      (c) The Tenant shall maintain such other insurance in such amounts and in such sums as the Landlord may

Dominion/Investors/Trillium Lease                                 Kuhn & Company
            reasonably determine from time to time. Evidence satisfactory to the Landlord and its insurance agent of all such policies of insurance shall be provided to the Landlord upon request.

      (d) Notwithstanding anything in this subsection 11.1, and in any event, the Tenant shall be responsible for any deductibles not covered by insurance.

11.2        LANDLORD DISCLAIMER.

      (a) Except to the extent within its control, the Landlord shall not be liable for any bodily injury to or death of, or loss or damage to any property belonging to the Tenant or its employees, invitees or licensees or any other person in or about the Premises, Building or the Land and in no event shall the Landlord be liable for any consequential injury, economic or financial loss or damage relating thereto, or, without limitation,

            (i) for any injury or damage of any nature whatsoever to any persons or property caused by the failure by reason of a breakdown or other cause, either directly or indirectly, to supply adequate drainage, snow or ice removal or by reason of the interruption of any public utility or other service, or in the event of gas, steam, water, rain, snow, ice or other substances leaking into, issuing or flowing from the water, steam, sprinkler or drainage pipes or plumbing of the Land, Building or the Premises or from any other place or quarter into any part of the Premises, or from any loss or damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted to be done by any other tenant of the Building;

            (ii) for any act or omission, including theft, malfeasance, or negligence on the part of any agent, contractor or person from time to time employed by the Landlord to perform security services, maintenance, supervision, cleaning or any other work or service in or about the Premises, Building or the Land;

            (iii) for loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant, including any consequential loss or damage resulting therefrom; or

            (iv) for loss or damage to any automobiles or their contents or for the unauthorized use by other tenants or strangers of any parking space allotted to the Tenant or for parking in or upon the Common Areas and Facilities;

            and the Tenant covenants to indemnify and does hereby indemnify the Landlord against and from all loss, costs, claims and demands in respect of any such injury, death or loss to it or its employees, invitees or licensees or any other person in or on the Land or Building for the purpose of attending at the Premises or the Land or Building in respect of any such damage to property belonging to or entrusted to the care of any of the aforementioned;

      (b) The Landlord shall have no responsibility or liability for the failure to supply, if required to do so under the terms of this Lease, interior and climate control and utilities, when prevented from doing so by strikes, the necessity of repairs, any order or regulation of anybody having jurisdiction, the failure of the supply of any utility required for the operation thereof or any other cause beyond the Landlord's reasonable control, and the Landlord shall in no event be held responsible or liable for indirect or consequential loss, damages or other damages for personal discomfort or illness or injury or death resulting therefrom;

      (c) The Landlord shall be under no obligation to repair, maintain or insure any of the Tenant's Trade Fixtures or improvements installed by the Tenant or on its behalf or any other property of the Tenant in or upon the Premises;

      (d) The Landlord shall be under no obligation to remedy any default of the Tenant and shall not incur any liability to the Tenant for any act or omission in the course of its curing or attempting to cure any such

Dominion/Investors/Trillium Lease                                 Kuhn & Company
            default or in the event of its entering upon the Premises to undertake any examination thereof or any work therein or in the case of any emergency.

11.3 INCREASE IN INSURANCE PREMIUMS. The Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the insurance policies in force from time to time covering the Land or Building. In the event the Tenant's occupancy of, conduct of business in, or sale of any merchandise from, or on the Premises, or in the event any activity carried on or permitted to be carried on by the Tenant whether or not the Landlord has consented to same, causes any increase in premiums for the insurance carried from time to time by the Landlord for the Land or Building, the Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after bills for such additional premiums shall be rendered by the Landlord. In determining whether increased premiums are a result of the Tenant's use or occupancy of the Premises, or the sale of any article therein or therefrom, a schedule issued by the organization making the insurance rate on the Land or Building showing the various components of such rates shall be conclusive evidence of the several items and charges which make up such rates.

11.4 CANCELLATION OF INSURANCE. If any insurance policy upon the Premises, or any part thereof, shall be cancelled or shall be threatened by the insurer to be cancelled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant, or by anyone permitted by the Tenant to be upon the Premises, and if the Tenant fails to remedy the condition giving rise to cancellation or reduction of coverage within forty-eight (48) hours after notice thereof by the Landlord, the Landlord may remedy the condition giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, which cost may be collected by the Landlord as Rent.

11.5 INDEMNIFICATION OF LANDLORD. The Tenant agrees to and does hereby indemnify, defend and save harmless the Landlord in respect of any claims for bodily injury or death, property damage or any other loss or damage, arising howsoever, out of the use or occupation of the Premises or from the conduct of any work by or any act or omission of the Tenant or any assignee, subtenants, agent, employee, contractor, invitee, or licensee of the Tenant or anyone else for whom the Tenant may be responsible and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims; including the expenses of any action or proceeding pertaining thereto and in respect of any loss, cost, expense or damage suffered or incurred by the Landlord arising from any breach or non-performance by the Tenant of any of its covenants or obligations under this Lease. The Tenant's obligations to observe or perform the foregoing covenants shall survive the expiration of other termination of this Lease. The Tenant expressly releases the Landlord from any claims, damages, judgments, losses or awards caused by or arising from perils insured against or required to be insured against by the Tenant under this Lease.

                                   ARTICLE 12
                            ASSIGNMENT AND SUBLETTING

12.1        ASSIGNMENT AND SUBLETTING.

      (a) The Tenant shall not assign this Lease or sublet or otherwise part with possession of the whole or any part of the Premises unless: (1) it shall have received or procured a bona fide written offer to take an assignment or sublease which is not inconsistent with, and the acceptance of which would not breach any provision of this Lease if this article is complied with and which the Tenant has determined to accept subject to this article being complied with, and (2) it shall have first requested and obtained the consent in writing of the Landlord thereto. Any request for such consent shall be in writing and accompanied by a true copy of such offer, and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, reputation, financial standing and business of the proposed assignee or sub-tenant. Within fifteen (15) days after receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder (and if no such information has been requested, within fifteen (15) days after receipt of such request for consent) the Landlord shall have the right upon written notice to the Tenant if the request is to assign this Lease or sublet the whole of the Premises, to cancel and terminate this Lease, or if the request is to sublet a part of the Premises only, to cancel and terminate this Lease with respect to such part, in each case as of a termination date to be stipulated in the notice of termination which shall be not less than sixty (60) days and not more than ninety (90) days following the giving of such notice, and in such event the Tenant shall surrender the whole or part (as the case may be) of the Premises in accordance with such notice and Rent shall be apportioned and paid to the date of

Dominion/Investors/Trillium Lease                                 Kuhn & Company
            surrender and, if only a part of the Premises is surrendered, Rent payable shall thereafter abate proportionately. If the Landlord does not exercise the foregoing right of cancellation, the Landlord's consent to the proposed assignment or sublease shall not be unreasonably withheld as long as the proposed assignment or sublease complies with article 12.1;

      (b) Notwithstanding any such assignment, sublease, or parting with possession the Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease during the Term;

      (c) If this Lease is assigned or if the Premises or any part thereof are sublet or occupied by anybody other than the Tenant, and the Tenant is in default under this Lease, the Landlord may collect Rent directly from the assignee, sub-tenant or occupant, and apply the net amount collected, or the necessary portion thereof, to the Rent herein reserved;

      (d) No assignment or sublease shall be made or proposed other than to responsible persons, firms, partnerships or bodies corporate who are experienced in and agree to carry on the type of business permitted to be conducted by the Tenant, and who undertake to perform and observe the obligations of the Tenant hereunder by entering into the Landlord's form of agreement directly with the Landlord;

      (e) The prohibition against assigning or subletting without the consent required by this article 12.1 shall be construed to include a prohibition against any assignment or sublease by operation of law; and

      (f) The consent by the Landlord to any assignment or sublease shall not constitute a waiver of the necessity for such consent to any subsequent assignment or sublease.

      (g) The Tenant shall not suffer or permit any part of the Premises to be used or occupied by any licensee, franchisee or concessionaire other than in accordance with this article 12.

      (h) The Tenant shall indemnify the Landlord for all costs incurred by it in respect of the Tenant's request to sublet or assign and preparation, review and consideration of any consent or document in respect thereof.

      (i) If a Tenant is a corporation or the Landlord has consented to an assignment or subletting of this Lease to a corporation, then any transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription, from time to time of all or any part of the corporate shares of the Tenant or of any parent or subsidiary corporation of the Tenant or any corporation which is an associate or affiliate of the tenant (as those terms are defined pursuant to the Canada Business Corporation Act and amendments thereto), which results in any change in the present effective voting control of the tenant by the person holding such voting control at the date of execution of this Lease (or at me date a Transfer of this Lease to a corporation is permitted) (all of the foregoing being hereinafter referred to as a "Share Transfer") and which does not receive the prior written consent of the Landlord in each instance (which consent shall not be unreasonably withheld) entitles the Landlord to terminate this Lease upon five (5) day's written notice to the Tenant.

      (j) The Tenant shall make available to the Landlord, or to its lawful representatives, all corporate books and records of the Tenant for inspection at all reasonable times, in order to ascertain whether there has been any change in control of the Tenant corporation.

      (k) Notwithstanding the foregoing, Section 12.1(i) and (j) shall not apply to:

            (i) a Share Transfer that occurs as a result of the death of the transferor; or

            (ii)  if and so long as:

                  1. the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or the United States; or

                  2. the Tenant is a private corporation but is controlled by a public corporation defined as aforesaid.

Dominion/Investors/Trillium Lease                                 Kuhn & Company

      (l) Notwithstanding the foregoing, the Tenant may assign this Lease or sublet the Premises to any corporation that is an affiliate of the Tenant or Indemnifier upon giving notice of such assignment or subletting to the Landlord, and provided the use of Premises by the assignee or subtenant does not conflict with obligations the Landlord may have to other tenants.

12.2 NO BULK SALE. No bulk sale of the goods and assets of the Tenant may take place without first obtaining the written consent of the Landlord, which consent shall not be unreasonably withheld, as long as the Tenant and the purchaser are able to provide the Landlord with assurances, in a form satisfactory to the Landlord, that the Tenant's obligations hereunder will continue to be performed in a manner satisfactory to the Landlord, after completion of the bulk sale.

12.3 NO ADVERTISING OF THE PREMISES. The Tenant shall not print, publish, post, display or broadcast any notice or advertisements or otherwise advertise the whole or any part of the Premises for purposes of an assignment or subletting, and shall not permit any broker or other Person to do any of the foregoing, unless the complete text and format of any such notice, advertisement or offer is first approved in writing by the Landlord.

                                   ARTICLE 13
                                OBSERVANCE OF LAW

13.1 GOVERNMENTAL REGULATIONS. The Tenant shall, at the Tenant's sole cost and expense, comply with all of the requirements of all municipal, provincial, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises all municipal by-laws and provincial and federal statutes and regulations now in force or which may hereafter be in force.

13.2 OBSERVANCE OF LAW. The Tenant covenants to comply with all provisions of law including, without limiting the generality of the foregoing, federal and provincial legislative enactments, building by-laws and other governmental or municipal regulations which relate to the partitioning, operation of equipment and use of the Premises, or to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises, and to comply with all police, fire and sanitary regulations imposed by any governmental, provincial or municipal authorities or made by fire insurance underwriters and to observe and obey governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Premises.

                                   ARTICLE 14
                              LANDLORD'S COVENANTS

14.1 LANDLORD'S COVENANTS. Upon payment by the Tenant of the Rent herein provided, and upon observance and performance of all covenants, terms and conditions on the Tenant's part to be observed and performed, the Landlord hereby covenants with the Tenant, subject to the covenants, terms and conditions of this Lease:

      (a) QUIET ENJOYMENT. For quiet enjoyment for the Term without hindrance or interruption by the Landlord, or any other person or persons lawfully claiming by, through or under the Landlord.

      (b) SUPPLY OF EXTRA SERVICES. Upon request by the Tenant and in its sole discretion, the Landlord may arrange for extra heating, ventilating and air conditioning supply, electrical supply or for the supply of other services to the Premises above those normally provided to tenants of the Building or outside the Building Hours. The Tenant will pay the Landlord in the manner in which Operating Costs are paid from time to time, any and all additional costs and expenses of the Landlord which may arise in respect of the use by the Tenant of the Premises for business hours that are outside the Building Hours or that may arise in respect of extra heating, ventilating and air conditioning supply, electrical supply and other services which are arranged to be provided to the Tenant as a result of its activities over and above those normally provided to tenants of the Building or outside the Building Hours, plus an administration fee equal to fifteen percent (15%) of each component thereof. The Landlord reserves the right to install, at the Tenant's expense, meters to check the Tenant's consumption of electricity, water or other utilities.

      (c) USE OF COMMON AREAS AND FACILITIES. To permit the Tenant the use, in common with others entitled thereto, of the Common Areas and Facilities, subject to rules and regulations and such other reasonable limitations imposed by the Landlord from time to time.

Dominion/Investors/Trillium Lease                                 Kuhn & Company

      (d) LANDLORD ENVIRONMENTAL LIABILITY. To assume complete responsibility for, and hold the Tenant harmless from, all liability for environmental conditions which existed on the Premises or in the Building prior to the commencement of the Premises Preparation Period

                                   ARTICLE 15
                            FIXTURES AND ALTERATIONS

15.1        INSTALLATION BY TENANT.

      (a) The Tenant shall not make or cause to be made any alterations, additions or improvements or erect or cause to be erected any partitions or install or cause to be installed any Trade Fixtures, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, drains of any kind, shades, awnings, exterior decorations or make any changes in respect of the Premises or connect any apparatus to the Building's electrical plumbing or other utility system without first obtaining the Landlord's written approval thereto, such approval not to be unreasonably withheld in the case of alterations, additions or improvements to the interior of the Premises. It is expressly agreed that the Tenant, at its sole expense, shall have the following signage rights and obligations:

            (i) Elevator Cabs - the Tenant shall have the right to affix its logo or corporate name to the control of the elevator cab serving the main lobby of the Premises, subject to the Landlord's approval, acting reasonably;

            (ii) Interior - the Tenant shall have the right to affix its logo and/or corporate name signage to the interior of the Premises, immediately outside the entrance to its Premises (such as on or adjacent to the Premises entry doors), and in the elevator lobbies where the Tenant is the sole tenant of that floor of the Building, subject to the Landlord's approval, acting reasonably;

            (iii) Exterior - the Tenant shall have the right to affix its logo or corporate name signage on the exterior of the Building and on the grounds adjacent to the Building, subject to the Landlord's approval, acting reasonably;

            (iv) Installation and Maintenance - the Tenant shall pay all costs of installing and maintaining the above signage subject to all governmental requirements and the Landlord's reasonable rules and regulations imposed from time to time.

      (b) All fixtures installed by the Tenant shall be new, provided that the Tenant may install its usual Trade Fixtures in its usual manner so long as such installation has first been approved by the Landlord and does not damage the structure of the Building.

      (c) The Tenant shall not install in or for the Premises any special locks, safes, or apparatus for airconditioning, cooling, heating, illuminating, refrigerating or ventilating the Premises without first obtaining the Landlord's written approval thereto.

      (d)   When seeking the approval of the Landlord as required by this article 15.1, the Tenant shall present to the Landlord for its approval, all plans and specifications particulars of contractors, schedule, compliance with all governmental regulations and potential interference to other tenants in respect of the proposed work. On completion of the work, the Tenant shall pay the Landlord's costs of approving and carrying out the work, or any portion of it, plus a fee of 10%.

      (e) Any Tenant's repairs or work described in this Article 15 made by the Tenant without the prior written consent of the Landlord or which is not made in accordance with the drawings and specifications approved by the Landlord or governmental approvals shall, if requested by the Landlord, be promptly removed by the Tenant, at the Tenant's expense and the Premises restored to their previous condition. The Tenant expressly indemnifies the Landlord from any and all actions including liability and damage as a result of any Tenant repairs or work, including liens in respect thereof.

Dominion/Investors/Trillium Lease                                 Kuhn & Company

      (f) The Landlord may require that any maintenance or Tenant's repairs or work or improvements installed to benefit the Premises be performed by the Landlord at the Tenant's cost if they affect,

            (i)   the structure of the Premises;

            (ii)  the Common Areas and Facilities;

            (iii) any part of the Land or Building; or

            (iv) roofing, mechanical, heating, plumbing, air-conditioning or electrical systems in the Building.

15.2        TENANT'S FIXTURES.

      (a) So long as the Tenant is not in default hereunder, at the expiration of the Term, the Tenant shall then have the right to remove its Trade Fixtures from the Premises, but shall make good any damage caused to the Premises resulting from the installation or removal thereof, provided that all alterations, additions and improvements constructed and installed in the Premises and attached in any manner whatsoever to the floors, walls or ceilings, including any floor covering and light fixtures, are hereby deemed not to be Trade Fixtures and shall remain upon and be surrendered to the Landlord with the Premises, except to the extent the Landlord requires removal thereof pursuant to this Lease;

      (b) If the Tenant fails to remove its Trade Fixtures and restore the Premises as required by this Lease, all such Trade Fixtures shall become the property of the Landlord except to the extent that the Landlord continues to require removal thereof pursuant to this Lease;

      (c) Should the Tenant abandon the Premises or should this Lease be terminated before the proper expiration of the Term due to a default on the part of the Tenant, then in such event, as of the moment of default by the Tenant, all Trade Fixtures and furnishings of the Tenant (whether or not attached in any manner to the Premises) shall, except to the extent the Landlord requires the removal thereof pursuant to this Lease, become and be deemed to be the property of the Landlord without indemnity to the Tenant and as additional liquidated damages in respect of such default but without prejudice to any other right or remedy of the Landlord.

      (d) Notwithstanding that any Trade Fixtures, furnishings, alterations, additions, improvements or fixtures are or may become the property of the Landlord, the Tenant shall forthwith remove all or part of them and shall make good any damage caused to the Premises resulting from the installation or removal thereof, all at the Tenant's expense, should the Landlord so require by notice to the Tenant.

      (e) If, after receipt of a notice from the Landlord, the Tenant fails to promptly remove any Trade Fixtures, furnishings, alterations, additions, improvements and fixtures in accordance with such notice, then the Landlord may enter the Premises and remove all or part of such Trade Fixtures, furnishings, alterations, additions, improvements and fixtures without any liability and at the Tenant's expense.

15.3 NOT TO OVERLOAD FLOORS OR SERVICES. The Tenant shall not overload the floor of the Premises nor install any utility, electrical or mechanical facility or service of which the Landlord does not approve or which might overload the capacity of any utility, electrical or mechanical facility in the Premises or the Building.

15.4 TENANT SHALL DISCHARGE ALL LIENS. The Tenant shall not create or grant any mortgage, conditional sale agreement, security under section 427 of The Bank Act or under the Personal Property Security Act or any other encumbrance in respect of its improvements, Trade Fixtures, goods or merchandise or permit any such mortgage, conditional sale agreement, security under section 427 of The Bank Act or under the Personal Property Security Act or other encumbrance to attach to the Premises. The Tenant shall promptly pay all its contractors and material men ana shall do any and all things necessary so as to minimize the possibility of a lien attaching to the Premises or to the Land or Building. The Tenant shall permit the Landlord to post and keep posted on the Premises any notices that the Landlord desires to post pursuant to the Builders Lien Act or other legislation. If and when any builder's lien or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be liable in any way or claims therefor shall arise or be filed or if any such mortgage, conditional sale agreement, security under section 427 of The Bank Act or under the Personal Property Security Act or other encumbrance shall attach, the Tenant shall procure the discharge thereof within five (5) days after receipt of notice thereof, including any certificate of action

Dominion/Investors/Trillium Lease                                 Kuhn & Company
registered in respect thereof, by payment or in such other manner as may be required or permitted by law and failing which, the Landlord, in addition to all other remedies under this Lease, may make any payments required to procure the discharge of any such lien, mortgage, conditional sale agreement, security or other encumbrance and shall be entitled to be reimbursed by the Tenant forthwith upon demand. The Landlord's right to such reimbursement shall not be affected or impaired if the Tenant shall establish or claim that any lien, mortgage, conditional sale agreement, security or other encumbrance so discharged was without merit or excessive or subject to any abatement, setoff or defence.

15.5 LANDLORD'S SECURITY INTEREST. The Tenant hereby grants the Landlord a charge upon, and shall, upon the request of the Landlord, execute the necessary documentation to provide the Landlord with a charge pursuant to the Personal Property Security Act upon the Trade Fixtures, all Tenant's fixtures, and other of the Tenant's assets as may be located upon the Premises, in order to secure the Tenant's obligations to pay Rent to the Landlord pursuant to this Lease.

                                   ARTICLE 16
                             DAMAGE AND DESTRUCTION

16.1        INTERPRETATION. In this Article:

      (a) "Damage" means damage to property of the Landlord (including but not limited to, smoke and water damage and damage that amounts to destruction) that:

              1. for the purpose of Section 16.2 results from a peril against which the Landlord is insured and actually receives proceeds of insurance or which the Landlord deems to be Damage; and

              2. for the purpose of Section 16.3 results from any cause, and
                 "Damaged" has a corresponding meaning; and

      (b) "Usable" means usable by the Tenant for the purpose contemplated by this Lease.

16.2        DAMAGE TO THE PREMISES.

      (a) Subject to Section 16.3, if there is Damage the Landlord shall repair or reconstruct the Damage promptly. If part or all of the Premises is not Usable because of the Damage, Rent shall abate in the proportion that the Floor Area of the part of the Premises that is not Usable is to the Floor Area of the whole of the Premises, from the date of the Damage until the earlier of:

              1. the date when the whole of the Premises is Usable again; or

              2. thirty (30) days after substantial completion of the repair of the Damage.

      (b) When the Landlord notifies the Tenant that it has completed enough repair of the Damages to enable the Tenant to start the Tenant's work, as set out in Schedule "B " the Tenant shall complete the Tenant's work and re-open the whole of the Premises for business as soon as possible but in any case within thirty (30) days after the Landlord's notice. No capital allowance, inducement to lease, or other payment that was made to the Tenant at the time of, or in connection with the original construction of the Premises shall be payable by the Landlord to the Tenant.

      (c) Notwithstanding subsections (a) and (b), if the Premises are not usable for a period of 30 days, and the Landlord is unable to provide comparable space to that of the Premises, the Tenant may terminate this Lease by giving notice to the Landlord within 10 days after the expiry of the said 30 day period.

16.3        DAMAGE TO OR EXPROPRIATION OR CONDEMNATION OF THE LANDS.

      (a)   Despite anything else in this Lease, if:

              1. more than thirty-five percent (35%) of the Floor Area of the
                 Building is Damaged, expropriated or condemned whether or not the Premises are Damaged, expropriated or condemned; or

Dominion/Investors/Trillium Lease                                 Kuhn & Company

              2. more than fifty percent (50%) of the Floor Area of the Premises is Damaged, expropriated or condemned or more than fifty percent (50%) of the Floor Area of the Building is Damaged, expropriated or condemned whether or not the Premises are Damaged, expropriated or condemned, the Landlord may, by written notice to the Tenant within ninety (90) days after the Damage, expropriation or condemnation, terminate this Lease, effective thirty (30) days after the notice, and all Rent will abate as of the effective date of the termination.

      (b) If the Building or part thereof shall be damaged or destroyed and such damage or destruction shall, in the opinion of the Landlord reasonably arrived at, materially interfere with the enjoyment of the Premises by the Tenant, the Rent in respect of the Premises shall abate in proportion to such interference during the period such interference shall continue.

      (c) If the Land is Damaged, expropriated or condemned to the extent described in section 16 and the Landlord does not terminate this Lese, the Landlord shall promptly rebuild or repair the Land to the extent of its obligations under its leases for Floor Area of the Premises but the Landlord may use plans and specifications and working drawings that are different in content from those used in the original construction of the Land or any part of it and the rebuilt or repaired Land may be different in configuration or design from the Land before the Damage, expropriation or condemnation.

                                   ARTICLE 17
                                  EXPROPRIATION

17.1 EXPROPRIATION. During the Term, if the Land or Building, or any part thereof, shall be acquired or condemned by expropriation for any public or quasi-public use or purpose, then the Landlord and the Tenant shall cooperate with each other so as to receive the maximum award to which they may be entitled, but they may separately claim, receive and retain awards of compensation for the loss of their respective interest, if any. The Tenant shall not have any interest in any award in respect of expropriation of the Land, and hereby assigns any interest in such award to the Landlord. Neither the Landlord nor the Tenant shall have any claim against the other in respect of the said loss or the unexpired Term.

                                   ARTICLE 18
                         DEFAULT, REMEDIES, TERMINATION

18.1 RIGHT TO RE-ENTER. If and whenever all or part of the Minimum Rent or any other amounts payable by the Tenant under this Lease are not paid on the day appointed for payment, whether demand for payment has been made or not, or if the Tenant shall fail to comply with any of the covenants hereunder after the Landlord has given notice to the Tenant in writing stating the default with reasonably sufficient particulars and requiring it to be remedied and such default has not been remedied by the Tenant within ten (10) days after receipt of such notice, or such longer period as may be reasonably necessary in view of the nature of the default, or if the Tenant shall falsify any report required to be furnished to the Landlord pursuant to the terms of this Lease or if the Tenant or any Guarantor of this Lease shall become bankrupt or insolvent or file any proposal, or if a Receiver is appointed of all or a portion of the Tenant's property or any such Guarantor's property, or if the Tenant makes a sale in bulk, or if the Tenant shall abandon the Premises, without the Tenant giving written notice of its intention to reoccupy the Premises within 90 days, or suffer this Lease or any of its assets to be taken under any writ of execution or like process, or if any notice is filed under section 49 of the Personal Property Security Act in respect of the Premises, or if re-entry is permitted under any other terms of this Lease, then the Landlord, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises and such property may be removed and stored for the account of the Tenant or be sold by the Landlord (and at the sole option of the Landlord, by way of private sale to the Landlord or any third party) all without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby and to have again, repossess and enjoy the Premises as of its former estate whether the Landlord terminates this Lease or not, and notwithstanding the retaking of possession of the Premises by the Landlord, the Landlord specifically reserves all remedies and rights of action herein or at law or in equity provided. The Landlord or its duly authorized agent shall be entitled to distrain for the Rent hereby reserved including accelerated rent, if any, or for

Dominion/Investors/Trillium Lease                                 Kuhn & Company
any money hereby made recoverable by distress upon the goods and chattels of the Tenant, wheresoever situate, and upon any premises to which the same may have been removed or wherever the same may be found. The Tenant hereby waives and renounces the benefit of any present or future legislation taking away or limiting the Landlord's right of distress.

18.2 DAMAGES. In the event of any breach of this Lease by the Tenant, the Landlord, in addition to exercising any other remedies available to the Landlord and whether the Landlord terminates this Lease or not, may recover from the Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, solicitor and his own client indemnity legal fees and including the worth at the time of termination of the excess, if any, of the amount of Rent and charges equivalent to Rent reserved in this Lease for the remainder of the Term over the then reasonable rental value of the Premises for the remainder of the Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord. In any of the events referred to in article 18.2 hereof, in addition to any and all other rights including the rights referred to in this article and in article 18.2 hereof, the full amount of the current month's Minimum Rent and Additional Rent and the next three (3) months Minimum Rent shall immediately become due and payable, and the Landlord may distrain for the same, together with any arrears and interest thereon unpaid.

18.3 LANDLORD'S RIGHT TO PERFORM. If the Tenant shall fail to observe, perform or keep any of the provisions of this Lease to be observed, performed and kept by the Tenant, the Landlord may, but shall not be obliged to, at its discretion and without prejudice, rectify the default of the Tenant, whether or not performance by the Landlord on behalf of the Tenant is otherwise expressly referred to in this Lease. For such purpose the Landlord may make any payment and may do or cause to be done such things as may be required including, without limiting the generality of the foregoing, entry upon the Premises. Any such performance by or at the request of the Landlord shall be at the expense of the Tenant and the Tenant shall pay to Landlord the cost thereof, plus an administration fee of 15% of the costs, as Additional Rent. The Landlord may perform all or any of the obligations hereunder by or through such managing or other agency or agents as it may from time to time determine and the Tenant shall pay to any such agent any monies payable hereunder to the Landlord, as from time to time directed by the Landlord.

18.4 SURRENDER OF PREMISES. At the termination of this Lease, whether by effluxion of time or otherwise, the Tenant shall vacate and deliver up possession of the Premises in the same condition as the Premises were in at the commencement of the Term, subject only to reasonable wear and tear and shall surrender all keys to the Premises to the Landlord at the place then fixed for payment of Rent and shall inform the Landlord of all combinations on locks, safes and vaults (if any) in the Premises. Any guaranty of the Tenant's obligations under this Lease shall survive the termination of the Lease.

                                   ARTICLE 19
                                 RIGHT OF ENTRY

19.1 RIGHT OF ENTRY. The Tenant shall permit the Landlord or its agents and representatives to enter the Premises during normal business hours except where otherwise agreed to examine the same and to show them to prospective purchasers, lessees or mortgagees, and to enter the Premises during normal business hours or at such other times mutually agreed between the Landlord and the Tenant to make such repairs as the Landlord may deem necessary or desirable, and the Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of the Tenant in whole or in part and the Rent reserved shall in no way abate by reason of loss or interruption of business of the Tenant or otherwise while repairs are being made. During the six (6) months prior to the expiration of the Term, the Landlord may place upon the Premises reasonable notices "To Let" or "For Lease". The Tenant shall permit such notices to remain thereon without hindrance or molestation. The Landlord may at any time within six (6) months before the end of the Term enter the Premises and bring others at all reasonable hours for the purposes of offering the Premises for rent. If the Tenant or the Tenant's representative shall not be present to open and permit an entry into the Premises, at any time, when for any reason an emergency or reasonably apprehended emergency shall exist or be contemplated, the Landlord or its agent may enter the same by a master key, or may forcibly enter the same, provided reasonable care is exercised without rendering the Landlord or such agent liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained however, shall be deemed or construed to impose upon the Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises or any part thereof except as otherwise herein specifically provided.

                                   ARTICLE 20
                             ASSIGNMENT BY LANDLORD

Dominion/Investors/Trillium Lease                                 Kuhn & Company

20.1 ASSIGNMENT. In the event of the sale or lease by the Landlord of the Land or Building or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that any purchaser or assignee by agreement with the Landlord has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall without further written agreement be freed and relieved of liability upon such covenants and obligations.

                                   ARTICLE 21
                              RULES AND REGULATIONS

21.1 RULES AND REGULATIONS. All rules and regulations adopted and promulgated by the Landlord from time to time including those appended as Schedule "C" are hereby made a part of this Lease and the Tenant agrees to comply with and observe the same. The Tenant's failure to keep and observe such rules and regulations and by-laws shall constitute a breach of this Lease in the manner as if the same were contained herein as covenants. Written notice of any amendments or supplements, shall be given to the Tenant and the Tenant agrees thereupon to comply with and observe all such rules and regulations and by-laws and amendments and supplements, provided that no such rules and regulations which contradict any provisions of this Lease shall be binding upon the Tenant. The Landlord shall not be responsible to the Tenant for the non-observance or violation by any other tenant or person of the rules and regulations and by-laws.

                                   ARTICLE 22
                 STATUS STATEMENT, SUBORDINATION AND ATTORNMENT

22.1 STATUS STATEMENT. Within ten (10) days after request therefor by the Landlord, or in the event of any sale, assignment, lease or mortgage of the Premises or the Land or Building, the Tenant agrees to execute and deliver, in a form supplied by the Landlord, a certificate to any proposed mortgagee or purchaser or to the Landlord, certifying (if such be the case) that this Lease is in full force and effect and that there are no deficiencies or set-offs thereto, or stating those claimed by the Tenant.

22.2 SUBORDINATION AND ATTORNMENT. If required by any mortgagee or the holder of any trust deed or indenture, this Lease and all rights of the Tenant hereunder shall be subject and subordinate to all mortgages, trust deeds or indentures now or hereafter existing which may now or hereafter affect the Land or Building and to all renewals, modifications, consolidations, replacements and extensions thereof; provided that whenever required by any mortgagee, including any trustee under a trust deed or indenture, the Tenant shall attorn to such mortgagee as the tenant upon the terms of this Lease. The Tenant agrees to execute and deliver promptly, whenever requested by the Landlord or by such mortgagee, an instrument of subordination or attornment, as the case may be, as may be required of the Tenant. If the Tenant fails to do so within seven (7) days after receiving the instrument, the Tenant hereby irrevocably authorizes the Landlord to complete, execute and deliver the instrument for and on behalf of and in the name of and as agent of the Tenant. Upon delivery of the instrument of subordination or attornment, the Landlord will use all reasonable efforts to obtain a non-disturbance agreement from the said mortgagee.

22.3 ASSIGNMENT BY THE LANDLORD. If the Landlord sells, leases or otherwise disposes of the Land or any part thereof containing the Premises, or if the Landlord assigns this Lease or any interest of the Landlord hereunder, and to the extent that the purchaser, lessee under such Lease or assignee thereof has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, thereupon without further agreement, be free and relieved of all liability with respect to such covenants and obligations.

                                   ARTICLE 23
                                  MISCELLANEOUS

23.1 NO TACIT RENEWAL. If the Tenant remains in possession of the Premises after the end of the Term without the execution and delivery of a new lease and the Landlord accepts the Rent, there shall be no tacit renewal of this Lease or the Term and the Tenant shall be deemed to be occupying the Premises as a Tenant from month to month at a monthly rental payable in advance on the first day of each month equal to 150% of the sum of all monthly Rent payable during the last month of the Term and otherwise upon the same terms and conditions as are set forth in this Lease, so far as applicable to a monthly tenancy.

23.2 SUCCESSORS. All rights and liabilities herein given to, or imposed upon the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the parties; and if

Dominion/Investors/Trillium Lease                                 Kuhn & Company
there be more than one tenant, they shall all be bound jointly and severally by the terms, covenants, and agreements herein. No rights, however, shall enure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by the Landlord in writing as provided in article 12 hereof.

23.3 ENTIRE AGREEMENT. This Lease and the Schedules attached hereto and forming a part hereof set forth all of the covenants, promises, conditions, agreements and understandings between the Landlord and the Tenant. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless reduced to writing and signed by them.

23.4 FORCE MAJEURE. Save as otherwise herein provided, in the event that either party hereto shall be delayed or hindered in or by reason of strikes, lock-outs, labour troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, but not a delay caused by lack of funds or other financial reason, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

23.5 NOTICES. Any notice, demand, request or other instrument which may be or is required to be given under this Lease, shall be delivered in person or sent by registered mail, postage prepaid and shall be addressed to the parties at their respective address as set out in article 1.1 or at such other address as the Landlord or Tenant may designate by written notice. Any such notice, demand, request or consent shall be conclusively deemed to have been given or made on the day upon which such notice, demand, request or consent is delivered, or if mailed, then on the fifth business day following the date of the mailing, as the case may be, and either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder, provided that in the case of interruption in the ordinary postal service, any notice, demand, request or consent given hereunder shall be delivered and not mailed. At the option of the Landlord, any notice may be delivered to the Tenant at the Premises. If two or more persons are named as Tenant, such notice, demand, request or other instrument shall be sufficiently given or made if and when the same shall be given to any one of such persons.

23.6 ARTICLE AND ARTICLE NUMBERS. The section and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way limit the scope or intent of such paragraphs and articles of this Lease.

23.7 GOVERNING LAW. The Lease shall be construed and governed by the laws of the Province of British Columbia.

23.8 SEVERABILITY. Should any provision or provisions of the Lease and/or its conditions be illegal or unenforceable, it or they shall be considered separate and severable from the Lease and its remaining provisions and conditions shall remain in force and be binding upon the parties hereto as though the said provision or provisions or conditions had never been included.

23.9  TIME. Time shall be strictly of the essence herein.

23.10 NO PARTNERSHIP. The Landlord and the Tenant are agreed that nothing contained in this Lease nor any acts of the Landlord or the Tenant shall be deemed to create any relationship between the Landlord and the Tenant other than the relationship of landlord and tenant.

23.11 NO WAIVER. No condoning, excusing or overlooking by the Landlord or the Tenant of any default, breach or non-observance by the Tenant or the Landlord at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a condoning, excusing or overlooking of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord or Tenant herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord or the Tenant save only expressed waivers in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative.

23.12 REGISTRATION. The Tenant agrees that the Landlord shall not be obliged to deliver this Lease in form registerable under the Land Title Act and, unless the Landlord requires the Tenant to register this Lease against the Land, covenants and agrees with the Landlord not to register this Lease or any document relating to it. If the Landlord permits

Dominion/Investors/Trillium Lease                                 Kuhn & Company
registration of a short form of this Lease or any instrument in respect of it, the Tenant will provide the Landlord a discharge of such a document to be filed upon termination hereof.

23.13 OBLIGATIONS AS COVENANTS. Each obligation of any party hereto, expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes. All obligations of the Tenant shall, in so far as are applicable, survive the termination of this Lease.

23.14 All AMOUNTS RECOVERABLE AS RENT. All amounts payable by the Tenant under this Lease shall be deemed to be Rent and recoverable as Rent and the Landlord shall have all the rights and remedies against the Tenant for default in payment of any such amount as the Landlord has for default in payment of Rent.

23.15 NUMBER AND GENDER. Whenever the singular or masculine or neuter is used in this Lease, same shall be construed to mean the plural or feminine or body corporate where the context or the parties may so require.

23.16 COUNTERPARTS. This Lease and any amendment or other document signed pursuant to its terms may be executed in counterparts and signed copies sent by electronic transmission shall be binding on the party so signing.

23.17 INTERPRETATION. Each obligation of the Tenant under this Lease is a covenant. Wherever it is provided in this Lease that a matter is at the option of the Landlord or a matter is subject to the Landlord's consent, approval or determination or that otherwise the Landlord has discretion, the Landlord's discretion in such a matter will be absolute and such determination shall be in the Landlord's sole, unfettered discretion unless otherwise specifically provided in this Lease.

23.18 SUBLEASE. Subject to the terms and conditions of this Lease and including, without limitation, the covenants of the Landlord herein, the Landlord and the Tenant acknowledge that the Landlord is leasing the Premises as part of the property (being the Land) leased in a head lease (the "Head Lease") from the registered owner of the Land on which the Premises are located, being originally George Biely and now Geraldine Biely, Arthur Fouks and Hershey Porte, Executors of the Will of George Biely, Deceased, which was registered at the New Westminster Land Title Office February 8, 1994 under registration number BH43162, and therefore this Lease by the Landlord to the Tenant is in fact a sub-lease of the Premises. The Landlord covenants and agrees with the Tenant to pay all rent and additional rent due under the Head Lease as and when due, and to perform all of the Landlord's covenants and obligations as the tenant in the Head Lease. The Landlord further covenants and agrees with the Tenant to enforce for the benefit of the Tenant the covenants and obligations of the head landlord under the Head Lease with the intent that the benefit of such covenants and obligations extend to the Premises to be enjoyed by the Tenant. In any case where the Landlord reserves the right to enter the Premises pursuant to this Sub-Lease, such right shall enure to the benefit of the head landlord under the Head Lease as well as the Landlord. The Tenant covenants and agrees to be bound by the terms and conditions contained in the Head Lease.

23.19 OBLIGATION OF THE FUND. This Agreement is not personally binding upon and resort shall not be had nor shall recourse or satisfaction be sought from the private property of any of the unitholders of Investors Real Property Fund ("the Fund"), trustees, officers, directors, employees, or agents of the trustee or manager of the Fund, it being intended and agreed that only the property of the Fund shall be bound by this Agreement. Except to the extent set out in this Lease, the obligations of the Landlord pursuant to this Lease are joint and several.

IN WITNESS WHEREOF the parties have executed this Lease as of the date first above written, and in the case of each corporate party its seal was affixed in the presence of its duly authorized Officers.

BY THE LANDLORD:

The Common Seal of Dominion Construction          )
Company Inc. was hereunto affixed in the presence )
of:                                               )
                                                  )
/s/ Dennis Burnham                                )
----------------------                            )
Title: PRESIDENT & CEO                            )

Dominion/Investors/Trillium Lease                                 Kuhn & Company

Title:                                        )
                                              )
--------------------------------------------- )
Landlord's GST #                              )

The Common Seal of 391102 B.C. Ltd. was       )
hereunto affixed in the presence of:          )
                                              )
/s/ Roger G. J. Blanchette                    )
--------------------------------------------- )
Title: Roger G. J. Blanchette Vice President  )
                                              )
/s/ Murray J. Mitchell                        )
--------------------------------------------- )
Title: Murray J. Mitchell Vice President      )
                                              )
--------------------------------------------- )
Landlord's GST #                              )
                                              )

BY THE TENANT:

The Common Seal of Trillium Digital Systems   )
Canada, Ltd. was hereunto affixed in the      )
presence of:                                  )
                                              )
/s/ [ILLEGIBLE]                               )
--------------------------------------------- )
Title: President                              )
                                              )
--------------------------------------------- )
Title:                                        )

BY THE GUARANTOR:

The Common Seal of Intel Corporation was      )
hereunto affixed in the presence of:          )
                                              )
/s/ [ILLEGIBLE]                               )
--------------------------------------------- )
Title:                                        )
                                              )
--------------------------------------------- )
Title:                                        )

Dominion/Investors/Trillium Lease                                 Kuhn & Company

                          SCHEDULE A - 4621 CANADA WAY

            [BUILDING B THIRD FLOOR PLAN]

            [BUILDING B FOURTH FLOOR PLAN]

                                   SCHEDULE B

                                 LANDLORD'S WORK

                                   SCHEDULE B

The architectural specifications for the Building are outlined as follows:

- The exterior buildings will be faced with rural panel system with tinted window in aluminum frames and glazed spandrel panels in an aluminum curtain wall system.

- Windows consist of thermally broken sections, double-glazed, with tinted reflective glass.

-     Typical general office ceiling heights 8ft. 6 inch to underside of T-bar.

- The main floor lobby provides for a two-storey volume, approximately 19 feet in height.

- Stairs connect all floors including the two parking levels and all floors are designed for potential multi-tenant occupancy.

-     Acoustical control will achieve an NC rating of NC37 maximum.

- The ground floor lobby will consist of granite or slate floors, sculptured drywall ceilings with recessed decorative lighting, walls of stone and/or vinyl and entrances will be fullheight glazed.

- Three geared elevators with quality standard cab design are included and are programmed to accommodate security card readers. These elevators will service the office floors and two parking levels.

- Washroom walls will be covered in part height with ceramic tiles, floors to be ceramic tile with drywall ceilings and vanities of plastic laminate.

-     General office areas will be finished with acoustic lay in tiles.

-     Exterior windows will be provided with horizontal Venetian blinds.

- Roof to be metal stand-up scam over central portion and flat roofs will be of a 10 year extended warranty and will meet RCABAC standard specification.

Landscaping

The proposed new development (Phase 2) of the Business Park at Canada Way and Wayburne Drive will be in a campus like setting with large areas of open green space. Groups of Western Red Cedars and Douglas Firs will frame the buildings while directing prime views out to the North Shore Mountains. Raywood Ash trees line Canada Way and Red Maples alone Wayburne Drive offer spectacular fall colour. Flowering Japanese Cherries are planted in double row in the center of the visitor parking court and around the perimeter. Accessible walkways interconnect the buildings, outdoor use areas and bus stops at Canada Way. Bicycle parking is provided at building entrances for visitors. The main entrances are framed by west-coast plantings of Vine Maples, Pacific Dogwood, Rhododendrons, ferns and other massive plants. The Canada Way entrance features an outdoor plaza, which doubles as a sunny outdoor sitting area for employees and visitors and features a focal water element. Terraced gardens with boulders, low walls, low maintenance plantings and columnar Hornbeam tress flank the buildings and enhance the park like setting.

STRUCTURAL

Sub-Structure

The foundation design for Canada Way Phase 2 will be based on the Geotechnical report prepared by Cook Pickering and Doyle Ltd. dated January 3, 1991 and November 25, 1998.

The building foundation will consist of strip and pad footings. Strip footings will be a minimum of 400-mm wide and mounded at least 500-mm below grade to prevent any frost action that may occur.

The slab-on-grade will be underlain by a drainage layer, which will consist of a minimum of 150 mm of clean granular fill. This drainage layer and the footing drains around the perimeter of the basement will connect to the storm drainage system.

Structure

General

The structure will be designed in accordance with the British Columbia Building Code 1998.

The structural floor system for the entire structure inclusive of all upper office floors of Building A, B, and C, and suspended parking levels, will be cast in place reinforced concrete slabs and slab bands supported by reinforced concentrate columns, elevator shafts, stair shafts and shear-walls.

This system will provide good vibration control characteristics and an economical serviceable floor with an inherent ability to provide column free spaces where necessary. The perimeter basement retaining walls, elevator and stair shafts, and shear-walls will be cast in place reinforced concrete.

The lateral system will consist of the reinforced concrete stair and elevator shafts plus reinforced concrete walls at the washroom locations. These lateral elements will carry down to foundation. In addition, the perimeter concrete retaining walls will be used for lateral load resistance at the lower levels.

Parking Levels

The car parking levels will be designed for a live load of 2.4 kPa (50 psf). Access to loading bay and loading bay area will be designed for 12 kPa (250 psf). Parking at foundation level will consist of a concrete slab on grade. Corrosion Protection System in accordance with CAN.CSA-S413-94 Parking Structures will be provided for all suspended parking levels.

Upper Floor Office Levels

The floors are predominantly office area and will be designed for a minimum live load of 3.1kPa(65psf).

Roof

Roof will be cast in place concrete construction similar to the office floor. The design loading will be the applicable snow loads with provision for snow build-up where applicable.

MECHANICAL

Design Criteria

Outdoor Conditions

        Winter-         -9C DB, 25 km/hour wind speed
        Summer-         +28C DB, 20C WB, 122 km/hour wind speed

Indoor Conditions

        Winter-         22C DB
        Summer-         24C DB
        Humidity-       No humidification. De-humidification as by-product of
                        cooling system operation.
        Night Setback-  To 1 8C DB in winter

People

        One person per 140 sq. ft. of occupied office area.

Ventilation Air

        35 cfm per person.

Washroom Exhaust

        2.0 cfm per sq. ft. of washroom area.

Electrical Loadings

      The cooling loads will be calculated using 3.0 watts (lights plus plug loads) per sq.ft. Of air-conditioned area.

HVAC Systems

The office air conditioning will be provided by a 4-pipe fan coil (F.C.) system with each fan coil being located in the ceiling space in a specific thermal zone.

Cooling will be provided by an air-cooled water chiller and heating by a natural gas-fired water boiler.

Outside air will be supplied to the building by an air unit located within the rooftop mechanical room. This unit will be complete with 60% ASHRAE efficiency filters, heating coil, cooling coil and fan. The ductwork from this unit will deliver the conditioned outside air to each fan coil within the building.

Part load operation and failure protection coverage will be provided by the use of multiple components as noted below:

- Individual fan coil units shall be provided for each corner perimeter zone, each different solar exposure and for the interior areas. Overall, the number of fan coil units for the Building A will average approximately 1/900 sq.ft. and for Buildings B and C will average approximately 1/700 sq.ft.

      - The cooling plant will consist of one air-cooled electric chiller with 2 compressors. Chilled water will be circulated throughout the building by 2 chilled water pumps.

      - A gas-fired boiler will be used to generate heating water for heating the building. Heater water will be circulated throughout the building by two heating water Pumps.

Washrooms and janitors rooms will be exhausted at a rate of 2 cfm/sq.ft. The exhaust air will be discharged at the roof of the building via a vertical shaft.

A 10" diameter capped-off washroom connection will be provided on each floor to allow exhaust from additional washrooms (outside the typical men's' and women's' washrooms provided on each floor) which may be required.

A general exhaust/relief shaft will be provided allowing for connection points on each floor, to allow relief of excess outside air supplied to the building as well as capacity to exhaust for tenant uses such as Lunch Rooms, Blue Printing Rooms and Copying Rooms.

The parkade will be ventilated at a rate of 0.75 cfm/sq. ft. A CO monitoring system will control the operation of the carpark system and provide an alarm whenever CO concentrations are outside the desired limits.

      Miscellaneous mechanical components and systems will be included in support of the normal and Code required use of the building including:

      -     Telephone room ventilation.

      -     Electrical room ventilation.

      -     Elevator room ventilation.

      -     Parkade vestibule pressurization.

      -     Others as required.

      A complete Direct Digital Control (DDC) system will be provided to control all building heating, cooling and air systems.

      This system will include a head end PC with 17" colour monitor, Pentium II processor and colour printer with dynamic colour graphics, trend logging and alarms for the building mechanical systems.

Plumbing Systems

      Hot, cold, sanitary and storm water systems will be provided to meet all of the requirements of the Plumbing Code including handicap provisions.

      Plumbing fixtures will be good quality commercial products that include:

      -     Floor mounted water closets with flush valves.

      -     Wall mounted urinals with flush valve.

      -     Countertop lavatories with 4" center sets.

                                                                           .../4

Electric domestic hot water tanks located on every 3rd floor in Buildings B and C will generate domestic hot water. In Building A, domestic hot water will be generated by a gas-fired domestic hot water tank located in the rooftop mechanical room.

      Indoor and outdoor hose bibs will be installed in support of window washing, parkade clean up, sidewalk washdown and normal maintenance activities.

Fire Protection

      A complete fire protection system will be installed to the requirements of the local Fire Marshall and the standards noted below:

      -     Wet system in office floors to NFPA-13.

      -     Dry system in parkade to NVPA-13.

      -     Standpipes and hose valves as required by NFPA-14.

      -     Fire extinguishers as required by NFPA-10.

System Characteristics

      Some of the general system characteristics exhibited by the selected mechanical system related to comfort and conversation are noted below:

      -     Constant room air circulation rates.

      -     Constant ventilation air delivery volumes.

      -     High of outside air ventilation rates.

      -     Excellent energy performance.

      -     Low temperature heating pipe loops that minimize random pipe losses.

      - Multiple components allowing efficient, part-load performance and a level of failure protection.

ELECTRICAL SYSTEMS

Electrical Service

The project will have a separate 12.5kV (high voltage) underground electrical service from BC Hydro to the main electrical room below Building A. The main electrical room includes a 2500/3300 kVA transformer converting the high voltage to 600/347V - 3PH - 4 wire for distribution.

Power Distribution

Power is distributed to sub-electrical rooms in the parking below Buildings B and C at 347/600V.

In each building, transformers in the floor electrical rooms will supply 120/208-Volt receptacle power. There is one 120/208V-panelboard fed from its own transformer on each floor located in the two floor electrical rooms for floors 2, 3, and 4. Floor 5 has a single electrical room. System Capacity and wall space is provided in each electrical room for a second transformer and panel. Transformer capacity for tenant 120V power is approximately 2.8 Watts per square foot allowing for a 1.5 non-linearity factor (without the non-linearity factor the capability is approximately 4.0W/ft2). The non-linearity factor deals with the expected high density of PC computer usage.

120/208 Volt and 347/600-Volt distribution centers and panelboards are 3 phase, 4 wire with full capacity solid neutral complete with bolt on, thermal-magnetic molded case breakers. Generally panelboards will provide circuits for connections to devices located only on the same floor as the panelboard. This design uses series rated circuit breakers for fault current reduction in accordance with the requirements of the Canadian Electrical Code.

A separate series of 120/208 Volt panels are provided to feed the fan coil units. These panels are located, one per electrical room and are all fed from a separate transformer in the building main electrical room.

600V power is used to feed larger mechanical loads directly. The 347V is used to feed fluorescent light throughout.

Telephone and CATV

A new underground BC Telephone Co. Service will be provided to a main Telephone room located below building A. An extra service duct is provided to enable installation of future alternative signal carriers. The telephone service ducts will also include the main CATV service cable. Sub-main telephone rooms are provided below each of Building B and C.

The sub-main telephone rooms are connected to telephone closets in each building located two per floor via feeder conduits. Additional empty feeder conduits will be provided to allow the future installation of alternative communication technology.

A zone distribution conduit system or cable tray is not provided. A main telephone service conduit from the nearest base building telephone closet to the tenants telephone switch is to be provided by each tenant.

Lighting

Lighting energy use will meet or extend the requirement of ASHRAE Standard 90. Generally the lighting system will provide open office lighting to meet the illumination levels suggested by the illuminating Engineering Society of North America (IES) for areas using VDTs (Video Display Terminals).

The main luminaire will be 20" x 48" to fit into 60" boiler.

Outside air will be supplied to the building by an air unit located within the rooftop mechanical room. This unit will be used that will sense the failure of the "Pathway" circuits and will trip the battery packs.

All non-incandescent lighting will be run at 347V. Most circuits will run via the low voltage relays with exceptions for lighting in the electrical rooms and some service rooms where the lighting will be line voltage switched. The "Pathway" lights on each floor will be left on at all times; these will function as Security lights as well.

All interior and exterior lighting except those luminaires on "Pathway" will be controlled by relays in a low voltage lighting control system. The system will consist of relays panels located beside each lighting panel. A centrally located electronic time clock will provide for central lighting control.

Exterior lighting will use Metal Halide or compact fluorescent sources with lighting levels suitable to the usage.

Fire Alarm System

The buildings will have a fully supervised, zone fire alarm system that will use the sprinkler system as primary detection with enunciator panels in each lobby.

Security Alarm System

General: A centralized security system is provided for common areas of the buildings incorporating access control, door monitoring.

Door Alarm: All perimeter doors to be monitored using concealed high security magnetic door contact switches.

Access Control/Card Readers: Access control is proposed with proximity card readers at designated entry points. A card reader would momentarily release the adjacent door and allow access.

Tenants: Tenants would supply their own security at the entrance to their space and internal to their space as they see fit. Tenant security devices can be interfaced with the base building system.

Parkade: Entrance to the parkade will be through proximity card controlled gates. As well the parkade will be painted a light colour, be well lit and have a duress system throughout.

                                  SCHEDULE "C"

                              RULES AND REGULATIONS

    The Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by the Landlord as provided in the Lease):

1. The Tenant shall not use or permit the use of the Premises in such manner as to create any objectionable noises, odours or other nuisance or hazard, or breach any applicable provisions of municipal by-law or other lawful requirements applicable thereto or any requirements of the Landlord's insurers, shall not permit the Premises to be used for cooking (except with the Landlord's prior written consent) or for sleeping, shall keep the Premises tidy and free from rubbish, shall deposit rubbish in receptacles which are either designated or clearly intended for waste and shall leave the Premises at the end of each business day in a condition such as to facilitate the performance of the Landlord's janitorial services in the Premises, if applicable.

2. The Tenant shall not abuse, misuse or damage the Premises or any of the improvements or facilities therein, and in particular shall not deposit rubbish in any plumbing apparatus or use it for other than purposes for which it is intended, and shall not deface or mark any walls or other parts of the Premises.

3. The Tenant shall not perform, patronize or (to the extent under its control) permit any canvassing, soliciting or peddling in the Building, shall not install in the Premises any machines vending or dispensing refreshments or merchandise and shall not permit food or beverages to be brought to the Premises except by such means, at such times and by such persons as have been authorized by the Landlord.

4. The entrances, lobbies, elevators, staircases and other facilities of the Building are for use only for access to the Premises and other parts of the Building and the Tenant shall not obstruct or misuse such facilities or permit them to be obstructed or misused by its agents, employees, invitees or others under its control.

5. No safe or heavy office equipment shall be moved into or about the Building by or for the Tenant unless the consent of the Landlord is first obtained and unless all due care is taken. Such equipment shall be moved upon the appropriate steelbearing plates, skids or platforms and subject to the Landlord's direction, and at such times, by such means and by such persons as the Landlord shall have approved. No furniture, freight or bulky matter of any description shall be moved in or out of the Premises or carried in the elevators except during such hours as the Landlord shall have approved. Hand trucks and similar appliances shall be equipped with rubber tires and other safeguards approved by the Landlord, and shall be used only by prior arrangement with the Landlord.

6. The Tenant shall permit and facilitate the entry of the Landlord, or those designated by it, into the Premises for the purpose of inspection, repair, window cleaning and the performance of other janitorial services, and shall not permit access to main heater ducts, janitorial and electrical closets and other necessary means of access to mechanical, electrical and other facilities to be obstructed by the placement of furniture or otherwise. The Tenant shall not place any additional locks or other security devices upon the doors of the Premises without the prior written approval of the Landlord and subject to any conditions imposed by the Landlord for the maintenance of necessary access.

Dominion/Investors/Trillium Lease                                 Kuhn & Company

7. The Landlord may require that all or any persons entering and leaving the Building at any time other than the Building Hours to satisfactorily identify themselves and register in books kept for the purpose and may prevent any person from entering the Premises unless provided with a key thereto and a pass or other authorization from the Tenant in a form satisfactory to the Landlord and may prevent any person removing any goods therefrom without written authorization.

8. The Tenant shall refer to the Building only by the name from time to time designated by the Landlord for it and shall use such name only for the business address of the Premises and not for any promotion or other purpose, except as expressly permitted by the Landlord in writing.

9. The Tenant shall not interfere with window coverings installed upon exterior windows, and shall close or (if such window coverings are remotely controlled) permit to be closed such window coverings during such hours as the Landlord may require, and shall not install or operate any interior drapes installed by the Tenant so as to interfere with the exterior appearance of the Building.

10. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by the Tenant on any part of the outside or inside of the Premises or Building without the prior written consent of the Landlord, which consent may be arbitrarily withheld. In the event of any violation of the foregoing by the Tenant, the Landlord may remove same without any liability and may charge the expense incurred by such removal to the Tenant violating this rule as Additional Services. Signs on doors, windows, walls and the directory shall be inscribed, painted or affixed for the Tenant by the Landlord at the expense of the Tenant as Additional Services and shall be of a size, colour and style acceptable to the Landlord.

11. The Tenant shall not permit its employees, agents and invitees while on the Lands to smoke anywhere except in areas designated by the Landlord for smoking, if any, and in compliance with any municipal or governmental regulation of smoking applicable to the Building.

    The foregoing Rules and Regulations, as from time to time amended, are not necessarily of uniform application, but may be waived in whole or in part in respect of other tenants without affecting their enforceability with respect to the Tenant and the Premises, and may be waived in whole or in part with respect to the Premises without waiving them as to future application to the Premises, and the imposition of Rules and Regulations shall not create or imply an obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement.

Dominion/Investors/Trillium Lease                                 Kuhn & Company

                                  SCHEDULE "D"

                           OTHER TERMS AND CONDITIONS

D1. LEASEHOLD IMPROVEMENT ALLOWANCE. The Landlord will provide to the Tenant a leasehold improvement allowance in the amount of $23.00 per square foot of the Floor Area of the Premises leased by the Tenant pursuant to this Lease. The Tenant shall have the right, upon notice to the Landlord, to delay undertaking of the leasehold improvement work on a portion of the Premises. The leasehold improvement allowance will be paid or credited to the Tenant by the Landlord as follows:

      (a) Upon the Commencement Date of the Term, provided the Tenant supplies the Landlord with reasonable evidence of expenditure of the leasehold improvement allowance on improvements that will benefit the Premises; or

      (b) To the extent that the Tenant has elected to delay undertaking the leasehold improvement work on a portion of the Premises, the remaining leasehold improvement allowance will be credited by the Landlord to the Tenant's Rent obligations pursuant to the Lease.

D2. RENTAL CONCESSION. The Tenant shall not be obligated to pay Minimum Rent or Operating Costs for a period equivalent to 6 months commencing on the expiry of the Premises Preparation Period and ending on the day before the Commencement Date.

D3. STORAGE. Upon the Tenant giving reasonable notice to the Landlord, the Landlord will lease designated storage space within the Building parkade area. The parties, both acting reasonably, will negotiate the size of the storage area and period of the lease of any storage area. The lease payment for the storage area will be $10.00 per square foot per year, payable monthly as Rent.

D4. RIGHT OF FIRST REFUSAL. Provided that the Tenant in not in default and has faithfully performed its obligations hereunder, and subject to the prior rights of IBM Canada Ltd. ("IBM"), pursuant to its lease of premises in the Building, the Tenant shall have a continuing right of first refusal to lease (the "Right of First Refusal") any rentable area in the Building throughout the Term of the Lease. Upon the Landlord receiving any bona fide third party offer to lease any rentable area of the Building which is subject to the Right of First Refusal, and which the Landlord is prepared to accept, it will deliver notice to the Tenant concurrently with any notice given to IBM. The Landlord will advise the Tenant if IBM exercises its right of first refusal. If the Tenant fails to exercise its Right of First Refusal by written notice to the Landlord within 7 business days after notice from the Landlord, the Landlord will be free to lease the area pursuant to the third party offer.

Dominion/Investors/Trillium Lease                                 Kuhn & Company

D5. RENEWAL OPTIONS. Provided that the Tenant in not in default and has faithfully performed its obligations pursuant to the Lease, the Tenant shall have the option (the "First Renewal Option"), exercisable by notice in writing to be served upon the Landlord not later than the date falling six (6) months prior to the expiration of the Term of this (Lease, to renew this Lease for a further term of three (3) years (the "First Renewal Term") from the expiration of the initial Term hereof upon the same terms and conditions as are contained herein (except for the provisions of D1 and D2 above, the provisions of Section 2.3, 2.4 and 2.5 of the Lease, this option and Minimum Rent) and at such Minimum Rent as may be negotiated and agreed upon by and between the Landlord and the Tenant within ninety (90) days following the date of the exercise of the First Renewal Option. If the Landlord and Tenant fail to reach agreement as to the amount of Minimum Rent to be paid during the First Renewal Term within the time limited aforesaid, then a single arbitrator shall determine the Minimum Rent. Such single arbitrator shall proceed to hear and determine the matter of such Minimum Rent for, accordance with provisions of the Commercial Arbitration Act, British Columbia, as amended from rime to time, on the basis of fair market rent payable with respect to similarly improved premises of similar size, quality, use and location. The arbitrator's decision shall be final and binding upon each of the parties hereto and shall not be capable of appeal or other judicial review always provided that the monthly Minimum Rent payable in the First Renewal Term shall not be less than the monthly Minimum Rent paid during the last month of the current Term. Provided that the Tenant has exercised the First Renewal Option and is not in default and has faithfully performed its obligations pursuant to the Lease, the Tenant shall have the option (the "Second Renewal Option"), exercisable by notice in writing to be served upon the Landlord not later than the date falling six (6) months prior to the expiration of the First Renewal Term of this Lease, to renew this Lease for a further term of .three (3) years (the "Second Renewal Term") from the expiration of the First Renewal Term upon the same terms and conditions as are contained in the Lease (except for the provisions of D1 and D2 above, the provisions of Section 2.3, 2.4 and 2.5 of the Lease, the First Renewal Option, this option and Minimum
Rent) and at such Minimum Rent as may be negotiated and agreed upon by and between the Landlord and the Tenant within ninety (90) days following the date of the exercise of the Second Renewal Option. If the Landlord and Tenant fail to reach agreement as to the amount of Minimum Rent to be paid during the Second Renewal Term within the time limited aforesaid, then a single arbitrator shall determine the Minimum Rent. Such single arbitrator shall proceed to hear and determine the matter of such Minimum Rent in accordance with provisions of the Commercial Arbitration Act, British Columbia, as amended from time to time, on the basis of fair market rent payable with respect to similarly improved premises of similar size, quality, use and location. The arbitrator's decision shall be final and binding upon each of the parties hereto and shall not be capable of appeal or other judicial review always provided that the monthly Minimum Rent payable in the Second Renewal Term shall not be less than the monthly Minimum Rent paid during the last month of the First Renewal Term.

Dominion/Investors/Trillium Lease                                 Kuhn & Company

                                  SCHEDULE "E"

                                    GUARANTY

      THIS GUARANTY is made as of this 5th day of March, 2001 by Intel Corporation ("Guarantor"), to and for the benefit of Dominion Construction Company Inc. (as to an undivided 1/4 interest) and 391102 B.C. Ltd. (as to an undivided 3/4 interest) and their respective successors and assigns as landlord ("Landlord") under that certain lease ("Lease") dated March 5, 2001, between the Landlord and Trillium Digital Systems Canada, Ltd., a wholly owned subsidiary of Guarantor, as tenant ('Tenant"), relating to certain premises ("Premises") located at 4621 Canada Way, Canada Way Business Park, Burnaby, B.C.

                                   WITNESSETH:

            In order to induce the Landlord to enter into the Lease to which this is Schedule "E" and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Guarantor by execution of the Lease does hereby covenant and agree as follows:

      1. The Guarantor hereby unconditionally and irrevocably guarantees to Landlord (a) the punctual payment in full by Tenant of any and all rent, additional rent, and other sums required or due to be paid by Tenant under the Lease ("Financial Obligations"); and (b) the punctual payment in full of any and all losses, damages, or expenses due to Landlord arising out of any default or failure to perform any obligations under the Lease by Tenant.

      2. Landlord may, in its sole and absolute discretion, and without in any way releasing, altering, impairing, or discharging the obligations and liabilities of the Guarantor under this Guaranty, from time to time (a) waive compliance with any default under the provisions of the Lease; (b) modify or supplement any of the provisions of the Lease; (c) grant any extension or renewal of the terms of the Lease beyond any period referred to therein; (d) effect any release, compromise, or settlement in connection therewith; (e) assign or otherwise transfer any or all of its interest in the Lease; and (f) accept or discharge any other person as a guarantor of any or all of Tenant's obligations under the Lease.

      3. The obligations of the Guarantor hereunder (a) shall be unconditional, irrespective of the adequacy of any consideration given for this Guaranty; (b) shall be primary, immediate, and direct; (c) shall not be conditioned upon the pursuit by Landlord of any remedy which it may have against Tenant or any other person with respect to the Lease; and (d) shall not be diminished or relieved in any way because of any insolvency or bankruptcy proceeding by or against Tenant, or reorganization or dissolution of Tenant, or any repossession of the Premises by the Landlord. Nothing herein shall limit the ability of Guarantor to assert any defense or right of set-off, deduction or counterclaim that Tenant is entitled to assert in connection with the Financial Obligations.

Dominion/Investors/Trillium Lease                                 Kuhn & Company

      4. The Guarantor waives (a) demand for payment for any sum due from Tenant, (b) notice of default by Tenant under the Lease, (c) demand for performance by Tenant, and (d) any right to a jury trial in any action brought at any time or from time to time on this Guaranty.

      5. The laws of the Province of British Columbia shall govern this Guaranty.

      6. This Guaranty shall be binding on any successors or assigns of the Guarantor, and will not be released by an assignment of the Lease by the Tenant, whether by operation of law or otherwise.

Dominion/Investors/Trillium Lease                                 Kuhn & Company